UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 10

                  GENERAL FORM FOR REGISTRISTION OF SECURITIES
     PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934


                         BMX ENTERTAINMENT CORPORATION
                                   3652 - 7812
                      (Standard Industrial Classification)

            DELAWARE                                         061459509
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)


POST OFFICE BOX 10857, STAMFORD, CONNECTICUT             06904-1857 USA
  (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code       (203) 524-2697


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                       each class is to be registered
     CLASS A COMMON STOCK                    OVER-THE-COUNTER   (BULLETIN BOARD)

Securities to be registered pursuant to Section 12(g) of the Act:

                              CLASS A COMMON STOCK
                                (Title of class)

ITEM 1.   BUSINESS.
          Furnish information required by Item 101 of Regulation S-K (229.101 of this chapter).

     BMX Entertainment Corporation, ("the Company") BMXE, was incorporated in the state of Delaware, USA on April 11, 2000, pursuant to the laws of the State of Delaware for the purpose of identifying and developing musical artists and to produce music & music video to sell in traditional retail and online outlets. The Company will market music products utilizing new strategies such as electronic, wireless and digital distribution and through innovative promotion of products while providing company business information directly to consumers. There are currently negotiations are taking place with a major company for distribution globally. The Company intends to eventually provide in-house graphic design with production and printing capabilities for cassettes, CDs, DVDs, Video products and associated promotional material. The Company is committed to refining and extending the advantages of its direct sales approach by moving even greater volumes of its products, sales, merchandise and information over the internet. With the development of language translations and customer service representatives will have quicker response times to email issues and potential sales.

     The Company will pursue market share in the recording, video, and related entertainment industries through the development, advertising, marketing and promotion of complementary divisions. The Company will be actively engaged in the advertising, marketing and promotion of its recording artists and other products currently under development. Proceeds will be used to facilitate the anticipated assignment of any revenue rights as well as to increase the value, good faith and marketability associated with the Company's name, and the Company's recording artists and other products and/or services developed.

     An investment in the Company is highly speculative and involves a high degree of risk. As a result, any investment offered hereby, should be considered only by persons who can afford a loss of their entire investment. This prospectus contains certain forward-looking statements.

     The Company conduct should be in compliance of corporate governance. In accordance with the acceptable auditing standards. And these new accounting standards requires, the examining, evidence supporting the amounts and disclosures in the financial statements. Attention should be directed to the following risk factors, along with other information contained in this prospectus. The order of presentation of each risk factor is not indicative of the relative importance of such factor. Moreover, the following risk factors are not necessarily exhaustive of the risk factors to be considered in making an investment decision.

     Each prospective investor and his purchaser representative, if any, shall have the opportunity to ask questions of, and receive answers from, the Company or a person acting on behalf of the Company concerning the issuer and any revenant matters, and to obtain any additional information necessary to verify the accuracy of the information herein set forth, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

     In order to accommodate anticipated growth and to compete effectively in its markets, the Company will be required to continue to implement and improve on its operations on a timely basis, as well as to expand, train, motivate and manage its production, distribution and promotion forces. Successful implementation of the Company's strategy also requires that the Company recruit additional key personnel in corporate management, production, systems, and sales. To expand into new products or service, or establish business, from the sales of shares raised by a public company. These funds will allow the Company to go directly into production of some the artists it currently has under contract.
     The use of proceeds set forth below for illustrative purposes. Administrative Expenses
     Sales and Marketing
     Production
     Accounting
     Consulting
     Research and Development
     Working Capital

     The Company will pursue market share in the recording , video, and related entertainment industries through the development, advertising, marketing, and promotion of complementary divisions. The Company will be actively engaged in the advertising, marketing and promotion of our artists and other products currently under development. Proceeds will be used to facilitate the anticipated assignment of any revenue rights as well as to increase the value, good faith and marketability associated with the Company's name, and the Company's recording artists and other products and services developed. The Company need of additional funds to expand into new products or markets in establishing business opportunity. Any investment offered herein involves a high degree of risk in our discussion. The Company's will conduct, with respect to corporate governance, in accordance with the accepted of auditing standards. Those standards do require, examining, evidence, supporting the amounts and disclosures in the financial statements.

     The following information should be read in conjunction with the consolidated financial statements. The success of the Company will be dependent among other factors, upon its ability to successfully locate recording artists, develop into new products, including graphics and printing, e-commerce and distributing of products to its targeted markets. In this regard, the Company will rely significantly upon the efforts of Management of BMX Entertainment Corporation and strategic alliances. More specifically, the Company's present distribution agreements are of pivotal importance.
     The Company will seek to maintain business relations and other relationships. Explore additional avenues of distribution for its products, no assurances can be given that its present and future distribution network will be able to successfully market the products that are developed by the Company. BMX Entertainment Corporation, (the Company) was incorporated in Delaware, USA on April 11, 2000, in pursuant to Securities Act of 1934. And our sole purpose for becoming a leading, international entertainment venue.



ITEM2.  FINANCIAL INFORMATION.
        Furnish the information required by Items 301, 303, AND 305 of Regulation S-K ( 229.301, 229.303, and 229.305 of this chapter).

BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
JULY 31, 2003


          ASSETS                                        $   4000
                                                        --------
        CURRENT ASSETS                                    51,893
      Cash and cash equivalents
        Property and Equipment                          $150,000

                         OTHER ASSETS
                                                          21,500
Deferred changes and intangibles                           7,500
Other assets                                              75,599
Goodwill                                                 104,599

                                                        $302,992


LIABILITIES AND STOCKHOLDERS'S EQUITY                   $166,808

                        OFFICER LOANS

                    SHAREHOLDER'S EQUITY
Common stock, 75,000,000 shares authorized
    11,430,000 issued and outstanding, par value $.001    11,430
Accummulated  deficit                                     21,305
                                                           9,875

                                                        $302,992

                  BMX Entertainment Corporation, and Subsidiary
                      Consolidated Statement of Operations
                         Four Months Ended July 31, 2003


                              OPERATING EXPENSES
          Advertising/promotion                        $ 1,000
          Automobile expenses                              973
          Bank charges                                     389
          Depreciation                                   5,585
          Meals and entertainment                          330
          Miscellaneous                                    301
          Office expense                                 6,978
          Postage                                           33
          Rent expense                                     600
          Telephone                                      1,586
          Travel                                         3,253
          Utilities                                        380

Loss from Operations                                    21,409

Other Income                                            35,000

Net Loss                                               $21,305

                   BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FOUR MONTHS ENDED JULY 31, 2003


                                           Shares      Additional
                           Issued and      Common       Paid-in       Retained
                          Outstanding      Stock        Capital       Earnings

BALANCE, APRIL 10, 2003   $          -  $          -  $          -  $          -

Issuance of common stock    11,430,000        11,430
Net loss                        ______        ______        ______       (21,305)

BALANCE, JULY 31, 2003    $ 11,430,000  $     11,430  $          -  $    (21,305)


    ________________________________________________________________________

BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOUR MONTHS ENDED JULY 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                               $(21,305)
  Adjustments to reconcile net income (loss)
    To net cash provided by (used by)
        Operating activities:
      Depreciation and amortization                                         5,585
      Changes in assets and liabilities:
          Other assets                                                      (7500)
          Officer loan                                                     47,689
          Intangibles                                                     (21,500)


Net Cash Provided by Operating Activities                                   2,969

                      Cash Flows from Investing Activities
Payments for the purchase of property                                       3,957

Net Cash Used in Investing Activities                                       3,957

                      Cash Flow from Financing Activities
Proceeds form issuance of common stock                                      1,429

Net Cash Provided by Financing Activities                                   1,429

Net Increase in Cash and Cash Equivalents                                  35,000

                      Cash and Cash Equivalents, beginning

CASH AND CASH EQUIVALENTS, ENDING                                          35,000



SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Purchase of common stock                                                 $11, 430

See accompanying notes and accountant's compilation report.

BMX ENTERTAINMENT CORPORATION, AND SUBSIDAIRY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2003
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BMX Entertainment Corporation, and Subsidiary (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and selected notes are representations of the Company's management, who is responsible for their integrity and objectivity.

Nature of Company and Business Activity

The Company was incorporated on April 11, 2000 in the State of Delaware. It holds all the shares of the outstanding stock of BMX Entertainment Corporation. They are in the business of providing entertainment services.

Nature of Operations
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include, after elimination of material intercompany balances and transactions, the accounts of the Company and the Subsidiary.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.



Cash and Cash Equivalents

The Company considers all highly liquid dept instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of assets. Upon the sale or disposition of an asset, the cost and accumulated depreciation are remove form the accounts and any gain or loss is charged or credited to income. Repairs and maintenance are charged to income as incurred: significant renewals and improvements are capitalized.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit financial institutions. However, a portion of temporary cash investments may exceed FDIC insured levels from time to time. At July 31, 2003, the Company had no uninsured cash balances.

Income Taxes

Federal and state income taxes are provide for the tax effects of transactions reported in the tax return and consist of taxes currently due. Generally accepted accounting principles require that deferred income taxes b e recognized for tax effects of differences between the financial and tax bases of assets and liabilities and for operating losses and tax credits that are available to offset future taxable income. No deferred taxes have been provided for the differences between the effects of transactions in the financial statements and tax returns.



ITEM 3.   PROPERTIES.

          Furnish information required by Item 102 of Regulation S-K (229.102 of this chapter).

          The Company is located in Stamford, Connecticut, just 30 miles outside of Manhattan, NYC. The Company does not own property at this time. The Company plans to own its facilities that will produce compact discs, DVD's, full service graphic arts services. It is intended that all will be produced and shipped directly and expediently from the Company's facilities in Stamford, Ct.



ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT Furnish information required by Item 403 of regulation S-K (229.403 of this chapter).

          In compliance with Section 16(a) of the Securities Exchange Act of 1934, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of securities of the Company. The Company was incorporated on April 11, 2000 in the state of Delaware. It holds all the shares of the outstanding stock of BMX Entertainment Corporation. Four months ending July 31, 2000, 75,000,000 shares were authorized and 11,430,000 issued and outstanding, par value of $0.001.

          The following table set forth information as of December 31, 1999, relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding and issued.
          Mauris Griffin . . . . . . . . . . . 33,450,000 common stock
          Daphne Johnson . . . . . . . . . . .  7,130,000 common stock
          Debra Cotton . . . . . . . . . . . .  7,130,000 common stock
          Ruby Strickland. . . . . . . . . . .  7,130,000 common stock
          Sandra Davis . . . . . . . . . . . .  7,130,000 common stock
          Represents more than 64% of the stock ownership, issuing 11,430,000 of its outstanding stock.

          Benefit ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who posses sole or shared voting power and or investment power with respect to those securities.


ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS
          Furnish information required by Item 401 of Regulation S-K (229.401 of this chapter).
          The following persons are the current executive officers and directors of the Company.

          Mauris Griffin - Chairman of the Board and Chief Executive Officer Daphne Johnson - President/Director
          Sandra Davis - Vice President
          Debra Cotton - Secretary
          Ruby Strickland - Treasury

          Directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors, and subject to existing employment and consulting agreement, serve at the discretion of the Board.

          Mauris Griffin - Bio
          Mr. Griffin has chosen his hometown of beautiful Stamford, Connecticut, only forty-five minutes from New York City, New York (Manhattan), as the location to headquarter BMX Entertainment Corporation. He has done this with the blessing of Mayor Daniel Malloy, who has embraced the idea of growth in the entertainment business in the area, and the opportunities the Company will provide. The Mayor has committed to a bonus, per hiring personnel in order to create employment (jobs) for area residents, and has most graciously offered and committed to an eighty percent tax break for the Company. In 1990, Mr. Griffin was going through the voting process for many different prestigious organizations, such as RIAA, which is headed by Mrs. Hillary Rosen, and in 1993 BMX was able to issue out gold and platinum records for sales from 500,000 - 1,000,000 copies sold by our artists.
          Another prestigious organization such as NARAS, which is headed by Mr. Michael Greene, in 1994, enabled BMX artists to participate in the voting process in order to receive a Grammy. We had five categories including R&B, Pop, Spanish and Reggae in the first two years.

          NARM, yet another very prestigious organization headed by Mrs. Holly Rosum, in 1994 entitled BMX to have a relationship with all domestic retail chains and merchandising campaigns, coordinated with the American Music Awards and MTV awards. Following the above, more highly prominent organizations such as NATAS, headed by Mr. Ralph M. Baruch, who is also the President of Viacom, in 1994, enabled us to be a part of the Emmy events and also gave us the opportunity to get our music on cable, television and also in the movies. The list of well known, prestigious and honorable organizations goes on and on with many other numerous organizations that we have had the honor of being affiliated with. The organization NARM and Mr. Griffin were responsible for getting the vote passed by President William Clinton to September, Classical Music Month and also passed that every CD produced in the United States have a sticker for explicit lyrics.
          Mr. Griffin has attended numerous fundraisers such as the New York City, Meals On Wheels, Jackie Kennedy-Onassis Foundation fundraiser, Musicares (honoring Grammy Artists each year), B'NAI BRITH Foundation fundraisers, etc. Throughout the years Mr. Griffin has judge for the National and International movie/television programming for prestigious awards in this field. He was also invited by the United Nations to represent the NARAS organization in changing the way television is viewed by children to prevent television violence for domestic and international audiences. There is nothing left for Mr. Griffin to be par of, except to become a member of the Oscar Organization, and to get a motion picture association affiliation.

          AS REQUESTED ALL DIRECTORS ARE ASKED TO UNDER GO BACKGROUND CHECKS FOR THE PAST TEN YEARS.

          Directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment and consulting agreements, serve at the discretion of the Board.

          Mauris Griffin is the Founder of the company with over twenty-five years of experience related to the entertainment industry. Accredited studies in college for computer science and business management. Has established his self with most of the top organizations in USA. Now is developing, reshaping, a new entertainment company, for the up coming artists of tomorrow.

          Daphne Johnson is presently a Senior Executive/Vice President overseeing operations, management, strategic planning and business development at Crescent Mortgage Company. Formerly was an Administrative Officer closing audit and loan portfolios at Chemical Financial Corporation. Prior to this Ms. Johnson was employed at Liberty Mortgage Corporation where her duties included negotiations of loan packages with a growth of 10 million profitability. As an executive with a great deal of experience, Ms. Johnson holds an MBA in Finance, Marketing and Computer Science.

          Sandra Davis is the Assistant Chief Investigator for the Fulton County Public Defender, in Atlanta, Georgia. Ms. Davis has over ten years of experience in the justice system, government and private industry. Ms. Davis has a Bachelors' Degree for Sociology concentration of Administration of Justice. Her primary responsibilities have been conducting investigations and handling high profile cases, coordinating investigations and trial preparations and trial strategies for attorneys.

          Debra Cotton has over 10 years of experience in the Customer Service field. Ms. Cotton attended Norwalk Community College, Norwalk, CT, to obtain a broad band of skills. Ms. Cotton has a Bachelor of Arts degree in Computer System Analyses and Technical Software. Attended classes at DeKalb College North in Atlanta, GA taking more courses both technology related and in people/stress field of human relations and management, which benefit her in today's challenging workforce. Ms. Cotton was employed by Attachmate Corporation in Alpharetta, GA where she managed analysis, scheduling resolution techniques for corporate accounts. She has a broad knowledge of system analysis and technical software.

          Ruby Strickland Holds a degree from Branell College, Sandy Springs, Georgia in Computerized Accounting. Is a certified computerized accounting. Ms. Strickland was a Senior Accountants Payable Specialist at Louis Dreyfus and was a Senior Account Director for Road Trac in GA before moving to Southeastern Fabricare Association, a multi million-dollar base business where she specialized in accounts payable/receivable, billing and payroll also doing preparation of consolidated monthly financial reports.

ITEM 6.   EXECUTIVE COMPENSATION

          Furnished information required by Item 402 of Regulation S-K (229.402 of this chapter).

          No compensation has been paid to the Company's officers. The Company has entered into an employment agreement with Mauris Griffin, Chief Executive Officer. The Company's Board of Directors will enter into an agreement with the officers in the future. The Board of Directors of the Company are dedicated to the success and goals of the corporation, and therefore, in the discussions regarding receiving compensation, all have agree to receiving a compensation package after the Company has reached a comfortable level of success.

          This is employment agreement (the "Agreement") entered into as of this day of September, 2001, between BMX Entertainment Corporation, a Delaware corporation ( " the Company" ) and Morris Griffin ( the "Executive").

          Whereas, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, pricing rates or discounts, process, procedures, formula, design of computer software, or improvement, or any portion or phase thereof, whether patented or unpatentable, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's services, information concerning proposed new services, market feasibility studies, proposed or existing marketing techniques or plans ( whether developed or produced by the Company or by any other entity for the Company ) , other Confidential Information, as defined by Section 8, and information about the Company's executives, officers, and directors, which necessarily will be communicated to the Executive by reason of his employment by the Company; and

          Whereas, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial relationships with vendors, and Customers, as defined, actual and prospective ; and

          Whereas, the Company desires to preserves and protect its legitimate business interest further by restricting competitive activities of the Executive during the term of this agreement and following ( for a reasonable time ) termination of this agreement ; and

          Whereas, the Company desires to employ the Executive and to ensure the continued availability to the company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this agreement ;

          Now, Therefore, in consideration of the premises and the mutual covenants set forth in this agreement, and intending to be legally bound, the Company and the Executive agrees as follows:


          1. Representations and Warranties. The Executive hereby represents and warrants to the Company that he ( I ) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company ( other than any prior agreement with the Company ) , ( ii ) is not subject to written confidentiality or nonuse / nondisclosure agreement affecting his employment with the Company ( other than any prior agreement with the Company ), and ( iii ) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

          2.     Term of Employment.

          (a) Term . The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period commencing on the date of this agreement and ending five years from the date of this agreement.
          (b) Continuing effect. Notwithstanding any termination of this agreement except for termination under section 6(b) , at the end of the term or otherwise, the provisions of sections 7 and 8 shall remain in full force and effect and the provisions of section 8 shall be binding upon the legal representatives, successors and assigns of the Executive.

          3.     Duties
          (a) General Duties. The Executive shall serve as the president and chief executive officer of the Company, with duties and responsibilities that are customary for such executives. The Executive shall also perform services for such subsidiaries as may be necessary. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.
          (b) Devotion of Time. Subject to the last sentence of this Section 3 (b) , the Executive shall devote all of his time, attention and energies during normal business hours ( exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company ) to the affairs of the Company.

          The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company. Notwithstanding the above the Executive shall be permitted to devote a limited amount of his time, without compensation, to professional, charitable or similar organizations.

          (c) Location of Office. The Executive's principal business office shall be at the Company's Stamford, Connecticut office. However, the Executive's job responsibilities shall include all business travel necessary to the performance of his job.
          (d) Adherence to Inside Information Policies. The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to other in breach of any duty owed to the Company its parent or any third party. The Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.
          (e) Actions as a Director. The Executive agrees that he shall abstain from voting as a member of the Company's Board of Directors ( the "Board" ) and any committee on all issues relating to his compensation, this agreement ( except the entering into of this agreement ) or termination of his employment.

          4.     Compensation and Expenses.
          (a) Salary. For the services of the Executive to be rendered under this agreement, the Company shall pay the Executive shall receive an annual salary of $285,000 through December 31, 2001 of this agreement ; and (ii) the Executive shall receive a pay increase of 5% per year, beginning January 1st of each year, for the remaining years of this agreement.
          (b) Management Bonus. The Executive shall receive an annual bonus equal to 5% of the Company's increase in incremental (measured from the previous year) year-end pre-tax net income. Bonus calculation for fiscal year 2001 shall use as a basis zero dollars profit for fiscal year 2000, whereas the Executive shall not be paid a bonus on the difference between zero dollars profits and the Company's 2000 year-end loss.

          (c)    Expenses. In addition to any compensation received pursuant to
          Section 4 (a) and (b) , the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company's practice. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to Executive officers.

          5.     Benefits.
          (a) Vacation and sick leave. For each 12-month period during the Term, the Executive will be entitled to four weeks of vacation without loss of compensation or other benefits to which he is entitled under this agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused vacation , up to a maximum of two weeks per annum, will be paid for by the Company in addition to regular salary at the annual rate in effect during the 12-month period.

          (b) Options. All previously granted Company stock options and vesting schedules of the Executive shall remain in effect. The Company may, from time to time, elect to grant the Executive additional stock options.

          (c) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401 (k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life insurance and reimbursement of membership fees in civic, social and professional organizations.



          (d) Insurance. The Company shall provide to Executive and pay premiums on the Company's medical insurance policy and any other medical, dental or insurance programs offered through the Company, covering Executive and Executive's dependents.

          (e) Car Allowance. The Executive is entitled to the use of a Company automobile currently consisting of the 2001 Chrysler
          PT Cruiser used by him, which may be replaced by the Executive once during the term of this agreement with a new comparable automobile at his discretion. All expenses associated with the use of such automobile including insurance, gas, oil and repairs, shall be paid by the Company.

          (f) Severance Package. If the Executive's employment with the Company is terminated pursuant to Sections 6 (c) or (d) , the Executive shall be entitled to a three year severance package consisting of Executive's compensation and all benefits as provided for in section 4 and 5 and all the Executive's remaining unvested options shall vest immediately. Payments shall be made monthly or in a lump sum payment at the Board's sole discretion. In the event severance is paid in a lump sum, the cash amount excluding insurance benefits shall be at the present value for the time remaining in the three year severance agreement based on the current prime interest rate as charged by the Federal Reserve Bank in New York. Payment of severance is contingent upon the Executive executing a three year non-competition and consulting agreement with the Company, which agreement is subject to Board approval.

          6.     Termination.
          (a) Death or Disability. Except as otherwise provided in this agreement, it shall automatically terminate without act by any party upon the death, or disability of the Executive. For purposes of this section 6(a), "disability" shall mean that for a period of 12 consecutive months, the Executive is incapable of substantially fulfilling the duties set forth in section 3 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of death of the Executive, the Executive's estate shall receive any unpaid, earned compensation due the Executive and agreement shall terminate. In the event of Executive's disability, the Executive will be paid compensation, benefits and bonus which may accrue during the period of disability up to a total of months, or for the remainder of this agreement, whichever time is greater.
          (b) Termination for Cause. The Company may terminate the Executive's agreement pursuant to the terms of this agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under section 3, or to participate in any employee benefit programs under section 4, including the severance package provided for in section 4 (f), except as provided by law, for any period subsequent to the effective date of termination. For purposes of this section 5 (a), "cause" shall mean:
          (i) the Executive is convicted of a felony which is directly related to the Executive's employment or the business of the Company or could otherwise reasonably be expected to have a material adverse effect on the Company's business, prospects or future stock price which price should be measured over a period of at least six months.

          Felonies involving the driving of motor vehicles shall not be grounds for termination; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in direct material harm to the Company; (iii) the Executive is found in a civil action to have breached his fiduciary duty to the Company resulting in direct profit to him; or (iv) the Executive is found in a civil action to have materially breached any provision of section 6 or section 7. The Executive's failure to comply with the requirements of section 6 of this agreement shall constitute a material breach of this agreement. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statute have been determined and no further appeals are permissible.



          (c) Termination Without Cause. The Company's Board, in its sole discretion, may terminate the Executive's employment without cause at any time upon 30 days written notice. Upon effectiveness of such termination, the Executive shall be entitled to the severance package provided for in section 5 (f). On or before the termination of his employment or prior to receiving any final compensation or expenses due him, the Executive shall (I) return to the Company's principal executive offices, (ii) participate in an exit interview, and (iii) execute a Certificate of Conclusion of Employment, certifying that he has complied with him obligations and acknowledging him continuing obligations under this agreement.

          (d) Special Termination. In the event that (I) the Executive, with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in section 3; (ii) the Company materially breaches this agreement or the performance of its duties and obligations hereunder; or (iii) any entity or person not now an executive officer or director of the Company or beneficial owner of the Company's common stock becomes, either individually or as part of a group, the beneficial owner of 25% or more of the Company's common stock, the Executive, by written notice to the Company, may elect to deem the Executive's employment hereunder to have been terminated by the Company without cause, in which event the Executive shall be entitled to the Severance Package in section 5 (f).

          7.     Non-Competition Agreement.
          (a) Competition with the Company. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as stockholder, director, officer, consultant, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not compete with the Company or any of its affiliates in any line of business which is competitive with the business of the Company within any metropolitan area in the United States; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to5% of the securities of any publicly-traded enterprise provide Executive is not an executive, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

          (b) Solicitation of Customers. During the periods in which the provisions of section 7(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company that is in direct competition with the Company's bar or medical association print directory programs or attorney referral service business, refer Prohibited Business from any Customer to any enterprise or business other than the Company to any enterprise or business that is in direct competition with the Company' bar or medical association print directory program or attorney referral service business or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer that is in direct competition with the Company's bar or medical association print directory programs or attorney referral service business, or any enterprise or business other than the Company. For purpose of this agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the six-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or third party, as the case may be.

          (b) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this section 7.


          8.     Non-Disclosure of Confidential Information.
          (a) Confidential Information. Confidential Information includes, but is not limited to trade secrets as defined by the common law and statute in Connecticut or any future statute, processes, policies, procedures, techniques, designs, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's executives, former executives, clients and former clients. In addition, Confidential Information also includes customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of customers (each a "Contact Person") who are the person with whom the Company's executives and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purpose of this agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this agreement, and
          (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company. As used herein, the term "Services" shall include the Company's bar association and medical association directory business and its attorney referral service or other business engaged in or planned by the Company during the term of this agreement.

          (b) Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this agreement because they further the Company's legitimate business interests These legitimate business interests include, but are not limited to: trade secrets as defined by the Uniform Trade Secrets Act; (ii) valuable confidential business or professional information that otherwise does not qualify as trade business interest. These legitimate business interests include, but are not limited to: (I) trade secrets as defined by the Uniform Trade Secrets Act; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

          (c) Confidentiality. For a period of three years following termination of employment, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Executive's employment by thee Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof form the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this agreement, for any reason use for his own benefit of the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an executive officer of the Company (excluding the Executive, if applicable).


          9.     Equitable Relief.
          (a) The Company and the Executive recognize that the service to be rendered under this agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of section 7 or section 8, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in section 9(b) below, to enjoin the Executive from breaching the provisions of section 7 or section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.
          (b) Any action must be commenced in Stamford, Connecticut. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in a inconvenient forum. Final judgement against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.
          10. Conflicts of interest. While employed by the Company, the Executive shall not, directly or indirectly:
          (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or customers, including, without limitation, having a financial interest in the

          Company's suppliers or customers, or making loans to, or receiving loans, from, the Company's suppliers or customers;
          (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive's employment with the Company for the Executive's personal advantage or gain; or
          (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person entity which does business with the Company.


          11. Inventions, ideas, processes, and designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential In formation, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive shall provide as a schedule to this agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this agreement.
          12. Indebtedness. If , during the course of the Executive's employment under this agreement, the Executive becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.
          13. Assignability. The rights and obligation of the Company under this agreement shall insure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.
          14. Severability. (a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provision is unreasonable, then it is the intention and the agreement of the


          Executive and the Company that this agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this agreement. I f, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this agreement, it is expressly understood and agreed by the parties hereto that the provisions of this agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this agreement.

          (b) If any provision of this agreement otherwise is deemed to be invalid or enforceable or is prohibited by the laws of state or jurisdiction where it is to be performed, this agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this agreement shall be valid and binding and of like effect as though such provision were not included.
          15. Notices and Addresses. All notices, offers, acceptance and any other acts under this agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar receipted delivery, if mailed, post prepaid, by certified mail, return receipt requested, as follows:

          To the Company:       Bmx Entertainment Corporation
                                Sandra Davis, Board of Directors
                                Post Office 10857
                                Stamford, Connecticut 06904-1857 USA

          To the Executive:     Morris Griffin
                                Bmx  Entertainment Corporation
                                Post Office 10857
                                Stamford, Connecticut 06904-1857  USA

          Or to such other address as either of them, by notice to the other may designate from time to time.
          16. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.


          17. Governing Law. This agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the state without regard to choice of law considerations.
          18. Entire Agreement. This agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.
          19. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this agreement and to fulfill the obligations of the parties hereunder.
          20. Section and Paragraph Headings. The section and paragraph headings in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.
          21. Arbitration. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Stamford, Connecticut (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

          IN WITNESS WHEREOF, the Company and the Executive have executed this agreement as of the date September 24, 2001 first above written

          Sandra Davis
          BMX Entertainment Corporation
          Board of Directors        By: Sandra Davis


                                    By: Mauris Griffin




ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
          Furnish information required by Item 404 of Regulation S-K (229.404 of this chapter)

          In bettering our relationship with the shareholders of the Company. The Board of Directors had agreed to appoint an Advisory Board to the Company. They bring expertise from specialize fields such as: entertainment, financial, e-commerce technology and other relevant industries that will assist the Company in achieving its business plan objectives and its goal for profit. The Company does not maintain liability insurance coverage at this present time for products liability covering the material produced in its recordings. There can no assurance that the Company will not experience these kinds of liability claims and costs in the future. Which will not be fully or substantially insured or that insurance coverage will be available at a acceptable cost. There can be no assurance that an uninsured claim will not have an adverse effect on the Company's business, operations, and prospects. The Company will, how ever, maintain property damage and liability policies covering its office and production facilities.

ITEM 8.   LEGAL PROCEEDINGS.
          Furnish information required by Item 103 of Regulation S-K ( 229.103 of this chapter)

          No legal proceedings are pending to which the Company or any of its property is subject. To the knowledge of the Company, there are no such proceedings threatened. Without limiting the generality of the foregoing, the Company represents and warrants that there are not any existing or potential liens, claims encumbrances, and or legal proceedings might conflict or interfere with, limit, derogate from, or be inconsistent with or otherwise affect any of the provisions or any of the representations or warranties of said Corporation contained herein, including without limitation, any copyright assignments, license (s) or other liens, inconsistent herewith or distributor (s) pursuant to agreements or otherwise. No litigation, arbitration or administrative proceedings are threatened or to the Company's knowledge pending which call into question the validity or performance of its obligations. Hereunder, the Company hereby represents and warrants that the Company is duly incorporated, validly existing and in good standing.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS. Furnish information required by Item 103 of Regulation S-K (229.201 of this chapter)

          The Securities and Exchange Commission has a Rule 15g-9, which established the definition of a "penny stock", for the purpose relevant to the Company. As a equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. At this time securities has not been valued at any price. The registrant's common stock is not quoted at the present time. Disclosure also has to be made about the risks of investing in the penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transactions. For any transaction involving a penny stock, unless exempt, the rules require: that a broker or dealer approve a person's account for transaction, setting forward the identity a written agreement to the penny stock to be purchased.

          And other stockholder matters:
          Salesperson, dealer or any other person has not been authorized to give any information or to make any representations in connection with this offering other than those contained in this information, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This information is in prospectus does not constitute an offer to sell or solicitation of an offer to sell or solicitation is not authorized or is unlawful. The delivery of this information shall not, under any circumstances, create any implication that herein is correct as of any time subsequent to the date of this information.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.
          Furnish information required by item 701 of Regulation S-K ( 229.701 of this chapter).

          The following information set forth all securities of the Company have sold and which were not registered under the Securities Act of 1933.



ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          Furnish the information required by Item 202 of Regulation S-K (229.202 of this chapter). If the class of securities to be registered will trade in the form of American Depository Receipts, furnish Item 202 (f) disclosure for such American Depository Receipts as well.

          Over-the-Counter Securities Market, (OTC) Bulletin Boards in which buyers and sellers seek each other out and negotiate the most favorable prices they can achieve. Dealers compete with each other in the purchase and sale of stocks. To disseminate information on OTC securities, an electronic communications system designed to link all OTC firms into one vast , market. This system of communications is known as, NASDAQ. No class of securities was registered with American Depository Receipts in this report. Securities Exchange Act of 1934 requires that issuers, subject to certain exemptions, with SEC if they want to have their securities traded on a national exchange. Issuers of securities register under the 1934 Act must file various reports with SEC in order to provide the public with adequate information about the Company, with publicity traded stocks. The 1934 Act also regulates proxy solicatation and requires that certain information be given to a corporation's shareholders as a prerequisite to soliciting votes. The 1934 Act permits the SEC to promulgate rules and regulations to protect the public and investors by prohibiting manipulative or deceptive devices or contrivances via mails or other means of interstate commerce. Rule 10b-5 of the 1934 Act protects against insider trading. The stock exchange provides a place, rules and procedures for buying and selling securities on a given exchange. Stock exchange rules are subject to approval by the Securities and Exchange Commission, (SEC).


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Furnish information required by Item 702 of Regulation S-K ( 229.702 of this chapter).

          The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Delaware, any person made, or threatened to be made, a party to a action or proceeding, whether criminal, civil, adminstrative or investigative, by reason of the fact he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other that a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company. The Company is filing this registration statement on a voluntary basis, inpursuant to Section 12(g) of the Securities Exchange Act of 1934, in order to ensure that public information is readily accessible to all shareholders and potential investors, and to increase the Company's access to financial market. In the event the Company's obligation to file periodic reports is suspended to the Exchange Act, the Company anticipates that continue to voluntary file such reports.


ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
          Furnish all statements required by Regulation S-X and the supplementary financial information required by 302 of regulation S-K (229.302 of this chapter).

          SHOULD ANY POTENTIAL INVESTOR OR HIS REPRESENTATIVE DESIRE ANY ADDITIONAL INFORMATION REGARDING THE COMPANY OR REVIEW ANY OF THE UNDERLYING DOCUMENTS TO HEREIN, THEY MAY DO SO BY REQUESTING SUCH MATERIAL.

          TO THE BOARD OF DIRECTORS
          BMX ENTERTAINMENT CORPORATION, AND SUBSIDIARY
          STAMFORD, CONNECTICUT

          We have compiled the accompanying consolidated balance sheet of BMX Entertainment Corporation, and the Subsidiary (the Company) as of July 31, 2000 and the related consolidated statement of operations, changes in shareholder's equity and cash flows for the four months then ended, in accordance with States on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

          A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles described in following paragraph.

          Generally accepted accounting principles require that deferred income taxes be recognized for the tax effects of differences between the financial and tax bases of assets and liabilities and for operating losses and tax credits that are available to offset future taxable income. The Company has not recorded deferred taxes in the accompanying financial statements. The effect of this departure from generally accepted accounting principles have not been determined.

          Messina, Ceci, Archer & Company, P.C.
          CERTIFIED PUBLIC ACCOUNTANTS

          August 16, 2000
          Stamford, Connecticut


       ___________________________________________________________________

BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JULY  31,  2000


          ASSETS                                            $441
                                                        --------
        CURRENT ASSETS                                    51,893
      Cash and cash equivalents

          PROPERTY AND EQUIPMENT

                        OTHER ASSETS
                                                          21,500
Deferred changes and intangibles                           7,500
Other assets                                              75,599
Goodwill                                                 104,599

                                                        $156,933


LIABILITIES AND STOCKHOLDERS'S EQUITY                   $166,808

                        OFFICER LOANS

                    SHAREHOLDER'S EQUITY
Common stock, 75,000,000 shares authorized
    11,430,000 issued and outstanding, par value $.001    11,430
Accummulated  deficit                                     21,305
                                                           9,875

                                                        $156,933

                  BMX Entertainment Corporation, and Subsidiary
                      Consolidated Statement of Operations
                         Four Months Ended July 31, 2000



                               OPERATING EXPENSES
          Advertising/promotion                           $1,000
          Automobile expenses                                973
          Bank charges                                       389
          Depreciation                                     5,585
          Meals and entertainment                            330
          Miscellaneous                                      301
          Office expense                                   6,978
          Postage                                             33
          Rent expense                                       600
          Telephone                                        1,586
          Travel                                           3,253
          Utilities                                          380

Loss from Operations                                      21,409

Other Income                                                 104

Net Loss                                                 $21,305

                   BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FOUR MONTHS ENDED JULY 31, 2000


                                           Shares      Additional
                           Issued and      Common       Paid-in       Retained
                          Outstanding      Stock        Capital       Earnings

BALANCE, APRIL 10, 2000   $          -  $          -  $          -  $          -

Issuance of common stock    11,430,000        11,430
Net loss                        ______        ______        ______       (21,305)

BALANCE, JULY 31, 2000    $ 11,430,000  $     11,430  $          -  $    (21,305)



    ________________________________________________________________________

BMX ENTERTAINMENT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOUR MONTHS ENDED JULY 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                               $(21,305)
  Adjustments to reconcile net income (loss)
    To net cash provided by (used by)
       Operating activities:
      Depreciation and amortization                                         5,585
      Changes in assets and liabilities:
          Other assets                                                      (7500)
          Officer loan                                                     47,689
          Intangibles                                                     (21,500)

Net Cash Provided by Operating Activities                                   2,969

                      Cash Flows from Investing Activities
Payments for the purchase of property                                       3,957

Net Cash Used in Investing Activities                                       3,957

                      Cash Flow from Financing Activities
Proceeds form issuance of common stock                                      1,429

Net Cash Provided by Financing Activities                                   1,429

Net Increase in Cash and Cash Equivalents                                     441

                      Cash and Cash Equivalents, beginning

CASH AND CASH EQUIVALENTS, ENDING                                        $    441

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Purchase of common stock                                                 $ 11,430


See accompanying notes and accountant's compilation report.

BMX ENTERTAINMENT CORPORATION, AND SUBSIDAIRY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2000
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BMX Entertainment Corporation, and Subsidiary (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and selected notes are representations of the Company's management, who is responsible for their integrity and objectivity.

Nature of Company and Business Activity

The Company was incorporated on April 11, 2000 in the State of Delaware. It holds all the shares of the outstanding stock of BMX Entertainment Corporation. They are in the business of providing entertainment services.

Nature of Operations
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include, after elimination of material intercompany balances and transactions, the accounts of the Company and the Subsidiary.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.


Cash and Cash Equivalents

The Company considers all highly liquid dept instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of assets. Upon the sale or disposition of an asset, the cost and accumulated depreciation are remove form the accounts and any gain or loss is charged or credited to income. Repairs and maintenance are charged to income as incurred: significant renewals and improvements are capitalized.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit financial institutions. However, a portion of temporary cash investments may exceed FDIC insured levels from time to time. At July 31, 2000, the Company had no uninsured cash balances.

Income Taxes

Federal and state income taxes are provide for the tax effects of transactions reported in the tax return and consist of taxes currently due. Generally accepted accounting principles require that deferred income taxes b e recognized for tax effects of differences between the financial and tax bases of assets and liabilities and for operating losses and tax credits that are available to offset future taxable income. No deferred taxes have been provided for the differences between the effects of transactions in the financial statements and tax returns.

          Assumptions related to sales and net revenues based on domestic sales on the average wholesale selling price of $9.95 of CD and cassette units. Each individual artist with an average 10k units are protected during the initial promotion period and that period will twelve (12) to fifteen (15) months, with minor ongoing sales thereafter. Compilations are projected at approximately 40k units each when first released with minor ongoing sales. Assumptions related to cost of sales includes costs that are directly related to the volume of cd and cassettes. This includes design and packaging costs. Other costs include the copyright fees paid to the publisher/writer of each single, an allowance for all of the above that would be incurred for any returns.

          Advertising and promotion costs relate to domestic cd albums sold. The Company considered the video venues where single releases would be promoted and anticipated. The costs needed to promote each single release are based on volumes. Costs were coordinated with sales levels to maximize profitability per cd album, rather than a flat cost per album. Cd albums are projected to have 1-3 singles released on an average of 2 per cd albums. Music videos are anticipated at an average of 1 (single) per cd album, excluding holiday cd albums and soundtracks since the movie producer creates the sound track. All single releases receive promotional support for radio stations that report to the Company. Not all single releases will achieve hot status. Therefore, the costs to promote on the radio stations that report to R&R, urban AC contemporary hit radio were coordinated with anticipated sales levels.

          Retail advertising for cd albums was projected at costs based on volumes. The Company also provided for trade advertising based on single releases, costs for downloads, giveaways and other costs based on cd albums released, publicity, overall budgets for dance, inspirational, internet formats, etc. The resultant costs were reviewed along with sales volumes projected, in anticipated cd album releases: also, for an overall average cost of advertising and promotion per cd albums sold, especially in the costly areas of retail advertising and audio promotion.

          THE MUSIC INDUSTRY INVOLVES A SUBSTANTIAL DEGREE OF RISK, AS A RESULT, THE COMPANY CANNOT ASSURE THE FINANCIAL SUCCESS OF ANY PARTICULAR ARTIST. THE TIMING OF SUCCESS OR THE POPULARITY OF ANY PARTICULAR ARTIST AND ITS COMMERCIAL SUCCESS IS PRIMARILY DETERMINED BY CONSUMER TASTE, WHICH IS UNPREDICTABLE AND CONSTANTLY CHANGING. Results of this operation are subject to seasonal variations. Revenues for music products when shipped to retailers in anticipation of holiday sales, retailers purchase products from us prior to December. Our products are sold on a returnable basis, which is standard in the music industry. A plan to set reserves for future returns of products estimates, based on return policies. If any increases in returns over estimates may occur, our business as result could affect operations and financial conditions.

          Requirements of audited financials statements may disqualify business opportunities. Management believes that any potential goal of the Company must provide audited financials statements for review, and for the protection of all parties to the business. More attractive opportunities may forego with the Company. It may require complicated estimates and calculations and can result in long delays in recovering expenses. Typically when there are considerable startup costs and less current income but there are expectations of greater income in the future.

                           Recording Artist Royalties

          Artist royalties usually range from 10% to 25% of the suggested retail price for top line albums, with deductions being made for packaging costs. For example, if a songwriter/artist has a 16% royalty, a 25% packaging deduction, and sells one million cds in the U.S. of a $17 suggested retail priced album, the basis calculations would look like this:

          $17.00 . . . . . cd retail

          x .25. . . . . . packaging deduction rate

          $4.25. . . . . . dollar deduction

          $17.00 . . . . . cd retail price

          -4.25. . . . . . packaging deduction

          $12.75 . . . . . royalty base

          x .16. . . . . . royalty rate

          $2.04. . . . . . artist royalty

          x 1,000,000. . . album sales

          $2,040,000 . . . artist royalties

          Manufacturing costs to BMX:

          Prices are based on a 200k unit project.

          200k, jewel case, 4/4 2 page booklet, 4/4 traycard

          $0.21/unit - cd replication

          $0.17/unit - jewel case, includes insertion of cd, booklet, traycard, and shinkwrap

          $0.033/unit - 4/4, 2 page booklet

          $0.442/unit - total per unit price for each 200k unit release

          ==================================================
          GENERAL ASSUMPTIONS
                                         2004   2005   2006
          ==================================================
          SHORT-TERM INTEREST RATE %       10%    10%    10%
          LONG-TERM INTEREST RATE %        10%    10%    10%
          PAYMENT DAYS ESTIMATOR           30     30     30
          COLLECTION DAYS ESTIMATOR        30     30     30
          INVENTORY TURNOVER ESTIMATOR   6.00   6.00   6.00
          TAX RATE %                       25%    25%    25%
          EXPENSES IN CASH %               10%    10%    10%
          SALES ON CREDIT %                75%    75%    75%
          PERSONNEL BURDEN %               15%    15%    15%
          ==================================================


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE Furnished information required by Item 304 of Regulation S-K (229.304 of this chapter).

          The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.





ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.
          (a) Listed all financial statements filed as part of this registration statement.
          (b) Furnish the exhibits required by Item 601 of Regulation S-K (229.601 of this chapter).


          EXPERTS
          Compiled in this report in the years ended of December 31, 1999 and 1998 and the related statements of operations, changes in the shareholder's equity and cash flows for the years ended. In accordance with statements for standard on Accounting and Review services, issued by the American Institute of Certified Public Accountants.


          TO THE BOARD OF DIRECTORS
          BMX Entertainment Corporation
          Stamford, Connecticut

          We have compiled the accompanying balance sheet of BMX Entertainment Corporation, (the Company) as of December 31, 1999 and 1998 and the related statements of operations, changes in shareholder's equity and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

          A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles described in the following paragraph.

          Generally accepted accounting principles require that deferred income taxes be recognized for the tax effects of differences between the financial and tax bases of assets and liabilities and for operating losses and tax credits that are available to offset future taxable income. The Company has not recorded deferred taxes in the accompanying financial statements. The effects of this departure from generally accepted accounting principles have not been determined.

          Messina, Ceci, Archer & Company, P.C.
          CERTIFIED PUBLIC ACCOUNTANTS

          August 16, 2000
          Stamford, Connecticut

     _______________________________________________________________________

          BMX ENTERTAINMENT CORPORATION
          BALANCE SHEETS
          DECEMBER 31, 1999 AND 1998


                                                                                    1999      1998

          ASSETS
          CURRENT ASSETS
          Cash                                                                    $      -   $      -

          PROPERTY AND EQUIPMENT                                                    53,520     43,256
                                                                                  $  3,520   $ 43,256

          LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                                  $119,119   $ 77,469

          OFFICER LOANS

          STOCKHOLDER'S EQUITY
           Common stock, 1,125 shares authorized,
             Issued and outstanding, par value $8.25                                 9,281      9,281
             Accumulated deficit                                                   (74,880)   (43,494)
                                                                                   (65,599)   (34,213)
                                                                                  $ 53,520   $ 43,256

                     _____________________________________________________________________

          BMX ENTERTAINMENT CORPORATION
          STATEMENTS OF OPERATIONS
          YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                    1999       1998

          OPERATING EXPENSES
          Advertising/promotion                                                   $     500  $   500
             Conventions                                                              2,500    2,500
             Depreciation                                                            14,736    8,944
             Film costs                                                                   -      200
             Materials                                                                    -    7,500




          Office expense                                                                250    1,750
            Postage                                                                   1,000    1,000
            Producer costs                                                                -    1,200
            Rent expense                                                              7,200    7,200
            Studio costs                                                                  -    6,000
          Telephone                                                                   1,500    3,000
          Travel                                                                      3,700    3,700

          LOSS FROM OPERATION                                                        31,386   43,494

          NET LOSS                                                                  $31,386  $43,494


                               ________________________________________

          BMX ENTERTAINMENT CORPORATION
          STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
          YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                       Share       Additional
                                       Issued and      Common       Paid-in      Accumulated
                                      Outstanding      Stock        Capital        Deficit

          BALANCE, DECEMBER 31, 1997  $      1,125  $      9,281  $          -  $          -
          Net loss                               -             -             -       (43,494)

          BALANCE, DECEMBER 31, 1998         1,125         9,281             -       (43,494)
          Net loss                               -             -             -       (31,386)

          BALANCE, DECEMBER 31, 1999  $      1,125  $      9,281  $          -  $    (74,880)

                          ________________________________________________

          BMX ENTERTAINMENT CORPORATION
          STATEMENTS OF CASH FLOWS
          YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                        1999        1998

          CASH FLOWS FROM OPERATING ACTIVITIES
            Net loss                                  $(31,386)  $ (43,494)
          Adjustments to reconcile net income (loss)
            to net cash provided by (used by)
            operating activities:
            Depreciation and amortization               14,736       8,944
          Changes in assets and liabilities:
          Officer loan                                  41,650      86,750

          Net Cash Provided by Operated Activities      25,000      52,200

          CASH FLOWS FROM INVESTING ACTIVITIES
          Payments for the purchase of property        (25,000)    (52,200)

          Net Cash Used in Investing Activities        (25,000)   ( 52,200)

          Net Increase in Cash and Cash Equivalents          -           -

          CASH AND CASH EQUIVALENTS, BEGINNING               -           -

          CASH AND CASH EQUIVALENTS, ENDING           $      -   $       -

          BMX ENTERTAINMENT CORPORATION
          NOTES TO FINANCIAL STATEMENTS
          DECEMBER 31, 1999 AND 1998

          NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of BMX Entertainment Corporation, (the Company is presented to assist in understanding the Company's financial statements. The financial statements and selected notes are representations of the Company's management, who is responsible for their integrity and objectivity.

          Nature of Company and Business Activity

          The Company was incorporated in 1996 in the State of Delaware. They are in the business of providing entertainment services.

          Cash and Cash Equivalents
          The Company considers all highly debt instruments purchased with a maturity of three months or less to be cash equivalents.

          Property and Equipment
          Property and equipment are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful live of the assets. Upon the sale or disposition of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is charged or credited to income. Repairs and maintenance are charged to income as incurred; significant renewals and improvements are capitalized.

          Concentration of Credit Risk
          Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit financial institutions. However, a portion of temporary cash investments may exceed FDIC insured levels from time to time. At July 31, 2000, the Company had no uninsured cash balances.

          Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Income Taxes
          Federal and state income taxes are provided for the tax effects of transactions reported in the tax return and consist of taxes currently due. Generally accepted accounting principles require that deferred income taxes be recognized for the tax effects of differences between the financial and tax bases of assets and liabilities and for operating losses and tax credits that are available to offset future taxable income. No deferred taxes have been provided for the differences between the effects of transactions in the financial statements and tax returns.

          NOTE B - NATURE OF OPERATIONS

          Management has formed a corporation to become a fully operational entertainment company. Management plans on having a graphic arts company in house to accommodate those people in nedd of high-tech printing. Management also plans to have a compact discs and dvd manufacturing division that will produce Cd's and Dvd for public service.

          NOTE C - LEASES

          The Company leases its facility on a month to month basis from the owner.

          NOTE D - RELATED PARTY TRANACTIONS

          At December 31, 1999 and 1998, loans of $119,119 and $77,469, respectively, were outstanding to a shareholder of the Company. There is no stated interest rates or terms of repayment on these loans.

                               BMX ENTERTAINMENT CORPORATION
                          _________________________________________
                                RECORD / FILMWORKS / MEDIA



                                         3652 * 7812
                             (Standard Industrial Classification)


                                       BUSINESS PLAN



                                  AN ENTERTAINMENT VENTURE
                                     A P B U A G I J N




          COMMISSION FILE NUMBER : 021-52639
          ACCESSSION NUMBER: 0001015402-04-005299

          UNITED STATES SECURITIES EXCHANGE COMMISSION
          WASHINGTON, D.C. 20549


          NOTICE TO READER



          Any representation or warranty that may be made by anyone other than as contained in this document is unauthorized and may not be relied upon. Any Offering is being made in reliance on the registration provided by Section 12(b) of the Securities Act of 1934.

          If an investment occurs as a result from the issuance of this business plan, the investment has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary constitutes a criminal offense.

          Any investment offered herein involves a high degree of risk (see "Risk Factors").
          Investing in the shares covered by this business plan involves a high degree of risk. Consider carefully the risk factors that begin in this plan. Our conduct with corporate governance will be, in accordance with the accepted auditing standards. Those standards do require, examining, evidence, supporting the amounts and disclosures in the financial statements.
          Notice to Potential Subscribers
          Investors should be aware that they may be required to bear the financial risks of an investment in the securities for an indefinite period of time.

          NASAA Uniform League
          In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. The securities have not been recommended by any federal or state commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the offering materials. Any representation to the contrary is a criminal offense.


          1. DESCRIPTION OF BUSINESS

          BMX Entertainment Company, ("THE COMPANY"), BMXE, was incorporated in Delaware, USA on April 11, 2000, pursuant to the laws of the State of Delaware for the purpose of identifying and developing musical artists and to produce music & music videos to sell in traditional retail and online outlets. The Company will market music products utilizing new strategies such as electronic, wireless and digital distribution and through innovative promotion of products while providing Company business information directly to consumers. There are currently negotiations taking place with a major company for distribution globally. The Company intends to eventually provide in-house graphic design with production and printing capabilities for cassettes, CDs, DVDs, video products and associated promotional material.

          The Company is committed to refining and extending the advantages of its direct sales approach by moving even greater volumes of its products, sales, merchandise and information over the Internet. With the development of language translations and customer/viewer media streaming, the Company will have a truly global market and customer service representatives will have quicker response times to e-mail issues and potential sales.

          The Company's registered and records office is located at PO BOX 10857 Stamford, Ct. 06904-1857 United States of America


          1.0     USE OF PROCEED STATEMENTS:
                  --------------------------

          The Company is filing this registration statement on a voluntary basis, pursuant to section 12(g) of the Securities Exchange Act of 1934, in order to ensure that public information is readily accessible to all shareholders and potential investors, and to increase the Company's access to financial market. In the event the Company's obligation to file periodic reports is suspended to the Exchange Act, the Company anticipates that it will continue to voluntarily file such reports.

          1.1  ADVERTISING, MARKETING AND PROMOTION
          -----------------------------------------

          The Company will pursue market share in the recording, video, and related entertainment industries through the development, advertising, marketing and promotion of complementary divisions. The Company will be actively engaged in the advertising, marketing and promotion of its recording artists and other products currently under development. Proceeds will be used to facilitate the anticipated assignment of any revenue rights as well as to increase the value, good faith and marketability associated with the Company's name, and the Company's recording artists and any other products and/or services developed.


          1.2  WORLDWIDE PRODUCTION
          -------------------------

          The Company is developing worldwide distribution contracts with record distributors, manufacturers and e-commerce providers and distributors.

          The Company is committed to creating a complete network of distribution for its products. These products will be created and produced by the Company eventually in its own facilities, but initially at rented studios. The Company intends having distribution potential throughout traditional retail channels in North America, overseas as well as through new media such as the Internet. Albums and products will be distributed on a local and international basis. The Company shall receive an all-in-profit and royalty on all of its products and services sold. The Company is in negotiations with potential manufacturers and distributors in North America and overseas.



          1.3  WORLDWIDE PRODUCT DISTRIBUTOR
          ----------------------------------

          The Internet:
          The Company is committed to refining and extending the advantages of its direct sales approach by moving even greater volumes of its music products, merchandise and information over the Internet. The Internet has strengthened the Company's ability to provide timely information about the Company to its customers and potential customers. The Company believes that it has significant opportunities for continued growth in all parts of the world, with the development of language translations and customer representatives to quicken responses to e-mail questions and potential sales. The Company believes that its business strategy and all its services, provides it with competitive advantages. These factors will contribute to the potential business success of the Company's operations.


          1.4  CORPORATE STRUCTURE
          ------------------------

          To accelerate the operations of the Company and bring in an escalating source of revenue the Company has and will conduct capital raisings.

          The Executive Officers and Board of Directors are:
          Mauris Griffin - CEO/Chairman, (see bio)
          Daphne Johnson - President, Director
          Sandra Davis - Vice President,
          Debra Cotton - Secretary,
          Ruby Strickland - Treasurer

          The Company has 75,000,000 shares issued.

          Transfer Agent: Register and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, www.rtco.com Tel: 800.368.5948, Fax:
                                           ------------
          908.497.2318


          2.0  EXECUTIVE SUMMARY:
          -----------------------

          It is the Company's intent to identify and develop artists to produce music & music videos to sell in the retail and online outlets within North America and overseas. The Company will market its music with innovative strategies using wireless and digital distribution for the promotion of its products. Negotiations are taking place for traditional worldwide distribution with a major international firm.

          The Company is committed to refining and extending its direct sales approach by moving a greater volume of its products/sales and information over the Internet. With the development of language translations and customer/viewer media streaming, representatives will have the ability to respond more quickly to e-mail issues, potential sales and marketing activities domestically and internationally. The Company intends to distribute its products through independent distributors who have access to a greater number of potential customers in North America and globally. The Company intends to hire/contract more personnel to manage and expand an international distribution network. The Company anticipates technological advances as a result of its state of the art recording techniques during production. These will help to lower its costs associated with new products. The Company will continue to improve its product line with minimal expenditures necessary for research and development.


          2.1  PRODUCTS AND SERVICES
          --------------------------

          The Company intends employing/contracting the necessary specialists in such areas as technology, PC technical specialists, Web Programmers, Designers and Web Producers, International Technology experts and analysts, telecommunication specialists, digital artists, and more.

          As a fully operational entertainment business, the Company will eventually maintain its own recording studios, sound studios, as well as a graphic design and printing facility. These will be for the benefit of contracted artists. Artists are developed by the Company with the possibility of being on-sold to other entities in the music industry yet retaining a royalty percentage on the performer.

          These on-site facilities will allow the Company to offer and provide a total turnkey service for performers. It is the Company's intent to develop a videographer/production team to produce and edit video content from film format, giving viewers a totally new dimension in music/video entertainment. There would also be in-house design, production and printing capabilities for cassettes, CDs, DVDs, and video products. These services will also be sold to other music and entertainment businesses requiring such services.


          2.2  COMPANY HISTORY
          --------------------

          1.     Description of Business

          Soon after the test project release, NBC television had an interview about the new innovative company with it's one side vinyl product, colored in blue.

          The Company's Founder, Chairman & CEO Mr. Mauris Griffin has been active in this industry since 1984. In that year he signed up the popular rap artists, M & M, who were often in the top 100 with their songs. His contracted artists took him around the world with the demand for their music. Utilizing Mr. Griffin's expertise in packaging music products he was responsible for the artwork and packaging as well as the promotional campaign that contributed substantially to the popularity enjoyed by this band and others he was responsible for. Mr. Griffin learned early on that for a record to succeed he had to have the necessary relationships and trust of record companies, music publishing companies, radio stations and all other related organizations that are integral on the volatile path to success in the music industry. Over the years Mr. Griffin has made strong alliances with companies such as Sony Corporation, NARM, NARAS, NMPA, ASCAP Publishing, Microsoft, Compaq, Chase Bank, Midem 2000. Related correspondence is available for viewing in the offices of the Company.

          By 1994 Mr. Griffin had made strong in-roads in providing music for movie tracks and online service companies. He has devoted his working career to the entertainment/music industry, and has been trained in most aspects of this exciting but complex industry. He is also well experienced in graphic arts and printing. (See bio attached).


          2.3  MARKET ANALYSIS SUMMARY
          ----------------------------

          The market for entertainment related public companies has grown considerably in the last few years, with the AOL and Time Warner merger being at the pinnacle of such transactions. Many of these deals have had a major impact on the way the public listens to and downloads music. The rewards and potential growth for companies at the cutting edge of technology in these new products will be substantial. This market crosses over all walks of life: political, social and economical. With this new media comes an exciting platform for distribution online: an immediate source to the public. The music business moves through the Internet, television, cable and radio.


          2.4  MARKET SEGMENTATION
          ------------------------

          With the technology available in the new electronic and wireless marketplaces, people can reach the Company at any time in a 24-hour period and be answered and or sold with speed and efficiency. Younger age groups represent a strong segment of the buying community and will be marketed to carefully and ethically. It is the Company's intent to focus on volume, as the price must be competitive. It will offer a variety of products that cross over age, gender, occupation, education, etc.


          2.5  TARGET MARKETING SEGMENT STRATEGY
          --------------------------------------

          Online-targeted marketing strategies will assist in attracting new customers. The benefits of online service will help the Company to understand and react to people's tastes, helping serve them more efficiently and faster, thereby increasing sales. The profiling of customers will help the Company refine its product and services to target effectively its customer's preferences. In defining the Company's product, extensive market research was conducted.


          3.0     THE COMPANY
                  -----------

          The Company is located in Stamford, Connecticut, just 30 miles outside of Manhattan. The Company's services also include the production and manufacturing of digital business cards, compact disks, DVD's, cassettes, videos, full service graphic arts with design proofing, color printing, digital printing on demand. It is the Company's intent to eventually provide these services in-house. The Company maintains high-end equipment and has five and eight color perfector presses. Services will also include, but not be limited to, designing and printing brochures, newsletters and mini magazines. It is intended that all will be produced and shipped directly and expediently from the Company's facilities in Stamford, CT.


          3.1  BUSINESS SUMMARY
          ---------------------

          The Company was formed to become a leading, international entertainment venue. The business includes the creation, development and distribution of original content and solutions for music, videos, and music publishing. Original content will be repackaged for wireless, broadband, cable and satellite distribution.

          The Company is developing several product divisions including graphic arts and printing, an Internet forum for e-commerce, music publishing and recording and managing and promoting musical groups. Each division represents excellent potential for growth. The natural and powerful synergies between each division will assist the Company to excel in most areas setting themselves apart from competition and attracting first-rate music groups. This strategy will help the Company to rapidly grow revenues and enhance shareholder value.

          The Company intends being an online broadcast network hosting services in various platforms and providing samples of products and services worldwide. The Company prides itself on its team of professional consultants/contractors, be it in the management team, sales force or programmers. All are the best in their respective fields




          3.2  BUSINESS SUMMARY - NEAR TERM BUSINESS OBJECTIVE:
          -----------------------------------------------------

          Industry Analysis: In the music and entertainment business a study was taken by Jupiter Communications in 2001 to better understand the "how, what, where and why's" of customers buying music. The key findings of the study revealed a healthy marketplace with both older and younger customers reporting a high degree of purchasing involvement and satisfaction with music.

          Competition and Buying Patterns: A company's reputation in the marketplace can have a significant effect on their success at marketing online. Advertising directly to customers both on-line and off is a top priority in the Company's marketing plans. The Company's approach is to create a bond and relationship with the customer, encouraging return visits and future sales.

          Developing Strategy and Implementation Summary: The Company is striving to give customers new choices and methods for sampling and buying music. People will be able to download entire CD's or download and pay for only the songs from the CD that they want to hear. The Company has developed unique entertainment content that can be streamed directly to the customer. Other services can provide businesses with special graphics along with music and visuals.


          3.3  BUSINESS OBJECTIVES:
          -------------------------

          Competitive Edge (To Increase): Today business is empowered with technology, allowing small dynamic companies to be as competitive as larger companies. Utilizing tomorrows technology today the Company intends to distance itself from its competition with reliable, efficient and prompt/timely customer service, trying to anticipate the needs of the consumer before they have realized their needs themselves. An in-house marketing team will be responsible for these innovative strategies.

          Sales Strategy (Pursuing): Developing new products successfully on a timely basis and ahead of the "herd". Effective use of state of the art technology, including DSL lines, will allow the Company to close sales prospects quickly and minimize order processing. Sales trends will be reviewed regularly to ensure product development is up-to-date and successful. By keeping costs down and volume up, customers, shareholders and the Company win. Through innovation and excellence in customer service the Company will earn respect and the necessary market share of the entertainment business.

          3.4  DISTRIBUTION CHANNELS
          --------------------------

          The Company shares affiliations in networking with Barnes & Noble books and Amazon.com, two of the largest e-commerce retailers. More than 380,000 sites are involved. This endeavor allows the Company to sell online books, music, etc.

          The Company maintains relationships with major news media in radio, television, Internet, newspapers, etc, and will be listed with over 40,000 sites worldwide and shortly expects to have over 200,000 links and sites connected to it on the Internet. It has agreements with the firm of Yellowbrix.com, which posts on the largest sites worldwide. Link Share and Filmspeed are providers of movies. Viewers can download the latest movies, trailers, gossip, events, etc., using Windows Media Player, Real Player and more for free, and hosted by our servers. The Company expects 1000 viewers, minimally, at one cycle of transmission with these latest technology servers. Viewers will be able to enjoy broadcast media from 33k to broadband.

          The Company intends to market and promote sales of their product from the company's website and server.


          3.5  EXPAND DISTRIBUTION AND MARKETING PRESENCE
          -----------------------------------------------

          The Company intends to increase its sales and marketing activities both domestically and internationally. The Company will distribute its products through independent distributors who have access to a great number of potential retailers in the United States. The Company intends to hire more personnel to manage and expand an international distribution network.

          The Company early last year signed agreements with Adopt-A-Highway for marketing presence in Connecticut and New York. Fifty thousand (50,000) cars and trucks left each day carrying the company's name, exposing it to highway view. This is an effort on the part of Connecticut and New York and our company to keep the highway clean in exchange for marketing the company.


          3.6  PRODUCT DEVELOPMENT
          ------------------------

          The Company will develop enhancements in the production process that will increase product quality and reduce costs. Many of the Company's technological advances are a result of improvements made during production. These advances will help the Company to improve its product line with minimal expenditures for research and development.


          3.7  DISTRIBUTION CHANNELS
          --------------------------

          The Company is developing several distribution channels in order to maximize cross-promotional opportunities and revenue streams.

          The Company is targeting major independent U.S. music distributors for strategic alliances. This dedicated network would be responsible for marketing and distributing artist's CD's, DVD's, and other related music products.

          The Company will have its service and products hosted on various platforms and servers to maximize speed and minimize hops.

          The e-media platform can be broadcast from servers and through satellite transmission, thanks to companies like I-Beam, Pan-Am Sat, etc. For example, music video, children's programming, and infomercials about the Company's artists, products and services can be transmitted in this way.

          Broadband 2.5: The Company intends using M.O.D.E. (Media on Digital Demand), which is a server side software solution that provides distribution of rich media over digital subscriber lines (DSL), cable, territorial broadcast, satellite broadcast and wireless networks. This software allows high quality video, film, television and sound (music) over existing networks.

          Direct Sales & Packaged Marketing: The Company is building a cohesive direct sales organization in order to attract investment partnerships and sponsorships. The Company's packaged marketing will focus on crossing each partner/sponsor into all consumer related advertising platforms such as music, videos, digital graphics and more.


          4.0  EXECUTIVE MANAGEMENT
          -------------------------

          The following persons are the current executive officers and directors of the Company:

          Mauris Griffin - Chairman of the Board and CEO
          Daphne Johnson - President and Director
          Sandra Davis - Vice President
          Debra Cotton - Secretary
          Ruby Strickland - Treasurer

          Directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment and consulting agreements, serve at the discretion of the Board.


          4.1   BACKGROUND OF MAURIS GRIFFINCHAIRMAN AND CEO
          --------------------------------------------------

          Mauris Griffin has successfully done and received the following:

          Invitation to join the National Retail Federation, Office of the Government and Public Affairs Division, Washington, D.C., offered by NaBANCO. 1993

          Congratulatory letter from the Recording Industry Association of America, Inc., informing BMX Entertainment that their membership in the Recording Industry Association of America has been approved. 1993

          Received a letter from Marsha Scott, Deputy Assistant to the President of the United States, in appreciation for his forwarding them musical recordings. 1994

          Received a letter from Bruce E. Colfin, P.C. of Jacobson & Coffin, P.C. Attorneys, Fifth Avenue, New York, New York. The letter was in regard to production of Interactive MultiMedia. They have also very kindly offered assistance to Mr. Griffin. 1994

          Received a letter from The Recording Academy, National Academy of Recording Arts and Sciences, Inc., personally inviting BMX Entertainment to join the Recording Academy. The Recording Academy is best known for the Grammy Awards. 1994

          Received a letter announcing that the application for regular membership in NARM (National Association of Recording Merchandisers) has been approved by the NARM Board of Directors. 1994

          NARM Membership Plaque sent to BMX Entertainment, along with a personalized Certificate of Membership. 1994

          Thank You letter from Cities in Schools Program and NARAS for Mr. Griffin's participation and contributions. 1995

          Received letter from KPMG/Peat Marwick, LLP of Stamford, CT and London, an Information and Communication and Entertainment (ICE) Company, explaining their practices and offering some strategic issues to be used in the entertainment industry. 1995

          Invited by MIDEM, Asia, a global music industry, to their 30th Anniversary in Cannes. 1995

          Invitation to the Miami Show Biz Summit. 1996

          Received letter of thanks from local Mayor Dannel P. Malloy, Stamford, Connecticut, in regard to Mr. Griffin's commitment to help the young people of his home city. 1996

          Thank You letter from Citymeals-On-Wheels, New York, New York, for contributions for the Professionals' Alliance. 1996

          Invitation to the Wine Tasting Fund Raiser for the
          Citymeals-On-Wheels, New York, New York, to their fundraiser. 1996

          Thank You letter from Ms. Dana Tomarken, Managing Director of MusiCares for Mr. Griffin's participation in their first Substance Abuse Intervention Committee Meeting in New York, New York. 1996

          Letter from B'NAI B'BRITH for contributions from BMX Entertainment to develop, implement and promote the wide variety of services and program devoted to serving the Jewish community at large. 1996

          Invitation to the 1997 Citymeals-On-Wheels Winterfest, New York, New York, Fundraiser. 1997

          Invitation from Vice-President of Sales, Mr. Bill Craig, to attend MIDEM Asia, in Hong Kong. 1997

          BMX Entertainment received the NMPA (National Music Publisher's Association, Inc., Membership Certificate and was welcomed to the Association which serves the American music publishing industry, both in the United States and throughout the world for over 78 years. 1997

          Invitation from Kensaku Hegen, Under-Secretary-General for Communications and Public Information, The United Nations, New York, New York, for Mr. Griffin to attend the United Nations World Television Forum at the United Nations Building, New York, New York. 1999

          Invitation to attend the "Les Brown Tribute" from MusicCares, Santa Monica, California. 1999

          Invitation to the Citymeals-On-Wheels, Wint-O-Fest, New York, New York, from Lesley Cohen, President of the Professionals' Alliance, along with a thank you for the generous support provided by BMX Entertainment Company. 2000

          Received letter from The John Bayliss Broadcast Foundation, Carmel, California, inviting BMX President and CEO's to attend the black tie Bayliss Media Roast with Larry Wilson, Chairman, Chief CEO and President of Citadel Communications, to be the honored guest. 2000

          Thank You letter from Joseph Jennings, Sr. Vice-President of InterTrust Technologies, Midem 2000 Music Company for Mr. Griffin's attendance at their 2000 Conference. 2000

          Thank You letter from Jeanine Magsitza, Marketing Coordinator of Kenyon & Kenyon, New York, New York, for attending their Internet World Fair 2000. 2000

          Thank You letter from Sacred Heart University for Mr. Griffin's generous donations on behalf of BMX Entertainment Company. Such contributions helped to pay for trips to musical competitions locally and nationally. 2000

          Letter from Beebe Bourne, Bourne Company, Board of Directors, Music Publishers, New York, New York, and MPNA, inviting Mr. Griffin to discuss his views regarding the challenges facing music publishers today. 2001

          Letter from Morgan Stanley, New York, New York, in thanks for support during and after the World Trade Center tragedy, and, acknowledging that their company is back up and running. 2001.

          Invitation to the Latin Grammy Awards, The Latin Recording Academy, Santa Monica, California, for my attendance to the Grammys. 2001

          Invitation from the New York Festivals to serve as a Judge in the 2001 International T.V. Programming & Promotion competition of the New York Festivals. 2001

          Invitation to the Financial Times Conferences for the FT World Telecommunications Conference of 2001, held in London, England. 2001

          Thank You letter from Governor Gray Davis, State of California, for autographed poster and video of a singing group from Denmark that Mr. Griffin is promoting in the United States. 2001

          Letter from Ms. Doreen Gravesande, Director, ISBN/International Standard Music Number - United States Agency, to list our company (BMX Entertainment) and titles in the ISMN's database. 2001

          Received a letter from Loudeye Technologies, a major company in the field of Internet Music, who recently acquired DiscoverMusic, regarding streaming services for our Internet Services. We are presently looking into their services. 2001

          Invitation to attend the MIDEM 2002 International Music Conference in Cannes, France. 2002

          National Register's WHO's WHO in Executive and Professionals, Babylon, New York, alluding to the fact that Mr. Griffin's name has been submitted from Dun & Bradstreet for possible recognition in the 2001-2002 Edition of National Register's WHO's WHO. 2001-2002


          4.2  EXECUTIVE SUMMARY - PERSONAL RE: MAURIS GRIFFIN
          ----------------------------------------------------

          MAURIS GRIFFIN:
          Born in Stamford, Connecticut

          Mr. Griffin has chosen his hometown of beautiful Stamford, Connecticut, only forty-five minutes from New York City, New York (Manhattan), as the location to headquarter BMX Entertainment Company, Inc. He has done this with the blessing of Mayor Dannel Malloy, who has embraced the idea of growth in the entertainment business in the area, and the opportunities the Company will provide. The Mayor has committed to a bonus, per hiring personnel in order to create employment (jobs) for area residents, and has most graciously offered and committed to an eighty percent tax break for the company.

          In 1990, Mr. Griffin was going through the voting process for many different prestigious organizations, such as RIAA, which is headed by Mrs. Hillary Rosen, and in 1993 BMX was able to issue out gold and platinum records for sales from 500,000 - 1,000,000 copies sold by our artists.

          Another prestigious organization such as NARAS, which is headed by Mr. Michael Greene, in 1994, enabled BMX artists to participate in the voting process in order to receive a Grammy. We had five categories including R&B, Pop, Spanish and Reggae in the first two years.

          NARM, yet another very prestigious organization headed by Mrs. Holly Rosum, in 1994 entitled BMX to have a relationship with all domestic retail chains and merchandising campaigns, coordinated with the American Music Awards and MTV awards.

          Following the above, more highly prominent organizations such as NATAS, headed by Mr. Ralph M. Baruch, who is also the President of Viacom, in 1994, enabled us to be a part of the Emmy events and also gave us the opportunity to get our music on cable, television and also in movies. At this time NMPA, headed by Mr. Edward P. Murphy, in 1995, helped BMX Entertainment manage the worldwide publishing industry.

          The list of well known, prestigious and honorable organizations goes on and on with many other numerous organizations that we have had the honor of being affiliated with.

          The organization NARM and Mr. Griffin were responsible for getting the vote passed by President William Jefferson Clinton to make September, Classical Music Month and also passed that every CD produced in the United States have a sticker for explicit lyrics.

          Mr. Griffin has attended numerous fundraisers such as New York City Meals-0n-Whelles, Jackie Kennedy-Onassis Foundation fundraiser, MusicCares (honoring Grammy Artists each year), B'NAI B"RITH Foundation fundraisers, etc.

          Throughout the years Mr. Mauris Griffin has voted for the National and International movie television programming for prestigious awards in this field. He was also invited by the United Nations to represent the NARAS Organization in changing the way television is viewed by children to prevent television violence for domestic and international audiences. There is nothing left for Mr. Griffin to be part of, except to become a member of the Oscar Organization, and to get a motion picture association affiliation.


          4.3  DAPHNE JOHNSON BIO:
          ------------------------

          Is presently a Senior Executive/Vice President overseeing operations, management, strategic planning and business development at Crescent Mortgage Company. Formerly was an Administrative Officer closing audit and loan portfolios at Chemical Financial Corporation. Prior to this Ms. Johnson was employed at Liberty Mortgage Corporation where her duties included negotiations of loan packages with a growth of 10 million profitability. As an executive with a great deal of experience, Ms. Johnson holds an MBA in Finance, Marketing and Computer Science.


          4.4  SANDRA DAVIS BIO:
          ----------------------

          Assistant Chief Investigator for the Fulton County Public Defender, in Atlanta, Georgia. Ms. Davis has over ten years of experience in the justice system, government and private industry. Ms. Davis has a Bachelors' Degree for Sociology concentration of Administration of Justice. Her primary responsibilities have been conducting investigations and handling high profile cases, coordinating investigations and trial preparations and trial strategies for attorneys.

          4.5  DEBRA COTTON BIO:
          ----------------------

          Has over 10 years of experience in the Customer Service field. Ms. Cotton attended Norwalk Community College, Norwalk, CT, to obtain a broad band of skills. Ms. Cotton has a Bachelor of Arts degree in Computer System Analyses and Technical Software. Attended classes at DeKalb College North in Atlanta, GA taking more courses both technology related and in people/stress field of human relations and management, which benefit her in today's challenging workforce. Ms. Cotton was employed by Attachmate Corporation in Alpharetta, GA where she managed analysis, scheduling resolution techniques for corporate accounts. She has a broad knowledge of system analysis and technical software.



          4.6  RUBY STRICKLAND BIO:
          -------------------------

          Holds a degree from Branell College, Sandy Springs, Georgia in Computerized Accounting. Is a certified computerized accounting. Ms. Strickland was a Senior Accountants Payable Specialist at Louis Dreyfus and was a Senior Account Director for Road Trac in GA before moving to Southeastern Fabricare Association, a multi million-dollar base business where she specialized in accounts payable/receivable, billing and payroll also doing preparation of consolidated monthly financial reports.

          DETAILED PERSONAL INFORMATION
          (Mandatory for BMX Board of Directors, Staff, Etc.)

          Indicate whether you personally have been involved in any of the below categories within the past ten years, either in a personal capacity, as a general partner, or as an executive of a corporation.

          A.  Been suspended or expelled from membership
          in any securities or commodities exchange,
          association of securities or commodities
          dealers or Investment advisors?                     NO (x) YES ( )

          B.  Had a license or registration as a dealer,
          broker, investment advisor, or salesman,
          futures commission merchant, associated
          person, commodity pool operator, or commodity
          trading advisor denied, suspended, or revoked?         NO (x)  YES ( )

          C. Been enjoined or restrained by any court or Government agency from:

          1.  The issuance, sale or offer for sale of
          securities or commodities:                          NO (x)  YES ( )
          2.  Rendering securities or commodities advice?     NO (x)  YES ( )
          3.  Handling or managing trading accounts?          NO (x)  YES ( )
          Continuing any practices in connection with
          securities or commodities?                          NO (x)  YES ( )


          D. Have you ever been convicted of, plead guilty or nolo contendere (no contest) to:

          1. A felony or misdemeanor involving:
          investment or an investment-related
          business, fraud, false statements or
          omissions, wrongful taking of property,
          or bribery, forgery, counterfeiting, or
          extortion?                                          NO (x)  YES ( )

          2. Gambling?                                        NO (x)  YES ( )
          Embezzlement?
          Fraud?                                              NO (x)  YES ( )
          Robbery:                                            NO (x)  YES ( )
          False Pretenses?                                    NO (x)  YES ( )
          Misrepresentations?                                 NO (x)  YES ( )

          3.  Any other felony?                               NO (x)  YES ( )

          4.  Any other misdemeanors?                         NO (x)  YES ( )

          E.  Been convicted of any crime
              (other than minor traffic)?                     NO (x)  YES ( )

          F.  Used or bee known by any other name?            NO (x)  YES ( )

          G.  Been the subject of any other
              disciplinary proceeding?                        NO (x)  YES ( )

          H.  Injunctions:
          1.  SEC                                             NO (x)  YES ( )
          2.  State                                           NO (x)  YES ( )
          3.  U. S. Post Office                               NO (x)  YES ( )
          4.  Civil Court                                     NO (x)  YES ( )

          I.  Fraud Litigation:
          1.  Federal Securities Laws                         NO (x)  YES ( )
          2.  State Securities Laws                           NO (x)  YES ( )

          J.  Are you a party (as a Plaintiff or
          Defendant) to any presently pending Civil
          Litigation involving a claim of $1,000 or more?     NO (x)  YES ( )




          Indicate whether you personally have been involved in any of the below categories within the past ten years, either in a personal capacity, as a general partner, or as an executive of a corporation.

          E.  Been suspended or expelled from membership
          in any securities or commodities exchange,
          association of securities or commodities
          dealers or Investment advisors?                     NO (x)  YES ( )

          F.  Had a license or registration as a dealer,
          broker, investment advisor, or salesman,
          futures commission merchant, associated
          person, commodity pool operator, or commodity
          trading advisor denied, suspended, or revoked?      NO (x)  YES ( )


          G. Been enjoined or restrained by any court or Government agency from:

          1.  The issuance, sale or offer for sale of
          securities or commodities:                          NO (x)  YES ( )
          2.  Rendering securities or commodities advice?     NO (x)  YES ( )
          3.  Handling or managing trading accounts?          NO (x)  YES ( )
          Continuing any practices in connection with
          securities or commodities?                          NO (x)  YES ( )


          H. Have you ever been convicted of, plead guilty or nolo contendere (no contest) to:

          1. A felony or misdemeanor involving:
          investment or an investment-related
          business, fraud, false statements or
          omissions, wrongful taking of property,
          or bribery, forgery, counterfeiting, or
          extortion?                                          NO (x)  YES ( )

          2. Gambling?                                        NO (x)  YES ( )
          Embezzlement?
          Fraud?                                              NO (x)  YES ( )
          Robbery:                                            NO (x)  YES ( )
          False Pretenses?                                    NO (x)  YES ( )
          Misrepresentations?                                 NO (x)  YES ( )

          3.  Any other felony?                               NO (x)  YES ( )

          4.  Any other misdemeanors?                         NO (x)  YES ( )

          E.  Been convicted of any crime
              (other than minor traffic)?                     NO (x)  YES ( )

          F.  Used or bee known by any other name?            NO (x)  YES ( )

          G.  Been the subject of any other
              disciplinary proceeding?                        NO (x)  YES ( )

          K.  Injunctions:
          1.  SEC                                             NO (x)  YES ( )
          2.  State                                           NO (x)  YES ( )
          3.  U. S. Post Office                               NO (x)  YES ( )
          4.  Civil Court                                     NO (x)  YES ( )

          L.  Fraud Litigation:
          1.  Federal Securities Laws                         NO (x)  YES ( )
          2.  State Securities Laws                           NO (x)  YES ( )

          M.  Are you a party (as a Plaintiff or
          Defendant) to any presently pending Civil
          Litigation involving a claim of $1,000 or more?     NO (x)  YES ( )



          5.0  MARKET DRIVERS
          -------------------

          In regard to the music industry, the Company is prepared to launch a full promotion to tap into the highly lucrative music business. This segment of the leisure industry is estimated to be worth $12 billion dollars in the United States alone. On the basis of current market trends, the Company believes that the R&B, rap and pop genres of the music industry will be the most attractive segments with respect to profit potential over the next five years.

          Sales of music in the United States surpassed $1 billion for the first time in 1996, selling 56 million albums, up a third from 1995. Continued growth has accumulated in a 51% rise in album sales over the past three years. Americans spent $2.7 million dollars per day (or $30 per second) during 2000 on the purchase of music.

          Characteristics of the R&B, rap and pop music genres that the Company believes will continue to promote high sales volume include:

          -     The continuous emergence of new artists

          - Unusually expeditious acceptance of new artists by the retail marketplace;

          - Favorable terms in artists' recording contracts, including the ability to retain contractual rights of artists relating to publishing and merchandising interest;

          - The ability to generate a continual stream of product for recordings and to negotiate favorable agreements with premier recording studios;

          - The heightened demand for potentially successful product from the four major manufacturing and distribution firms within the music industry and the larger firms;

          -     For high revenue streams for successful artists.


          5.1  MUSIC INDUSTRY
          -------------------

          Cassettes in 1999, and shipments of cassette units continued to decline as they have over the past several years. Cassettes are losing the advantage of mobility as more and more cars are sold complete with CD units and sales of portable players of many different kinds continue to increase.

          Cassette unit shipments dropped 22% from 158.4 million in '98 to 123.6 million in '99. Cassette dollar value dropped 25.2% from $1.4 billion in '98 to $1.1 billion in '99.


          5.2 SHIPMENTS TO SPECIAL MARKETS
          --------------------------------

          This market which accounts for 25% of the total domestic market and includes all mail order operations, record clubs and non-music retail outlets, showed continued growth in 1999, and sustained recovery from a 19% decline two years ago.

          Unit shipments of all formats to direct and special markets grew 6.1% from 274.3 million in '98 to 291 million in '99. Dollar value of shipments to direct and special markets remained flat with a 1.4% decrease from $1.6 billion in '98 to $1.5 billion in '99.

          Music Videos, which now include DVD activity, suffered a big drop last year. This format is hit-driven by key acts and there were only a few top-selling videos in 1999, which accounted for the majority of these shipments. Although this is a significant decline for this category, it constitutes less than 2% of the overall market.

          Music Video unit shipments dropped 28% from 274.3 million in '98 to
          19.8 million in '99.
          Music Video dollar value decreased 27.6% from $520.2 million in '98 to $376.7 million in '99.

          DVD, although this category is included under music video totals, the RIAA is breaking out DVD music video shipments for the second year. This allows comparative data to be drawn for the first time, substantiating the enormous growth in this format. These numbers do not reflect total DVD shipment activity because not all reporting companies are able to provide DVD statistics at this time.

          DVD music video shipments grew 405% from 485,000 units in '98 to 2.5 million in '99.
          DVD music video dollar value grew 442% from $12.2 million in '98 to %66.4 million in '99.

          The RIAA's year-end numbers, which are compiled quarterly by Price Waterhouse Coopers, LLP, represent data from companies that distribute approximately 90% of the prerecorded music in the United States. To calculate unit shipments and dollar values for the remainder of the market, Price Waterhouse Coopers LLP, utilizes retail sales data from SoundScan to estimate by non-reporting companies. Dollar value is calculated at suggested list price.


          6.0   RAPID ADAPTATION OF THE INTERNET AND NEW TECHNOLOGIES
          -----------------------------------------------------------

          The increased use and demand for broadband technology, which enables the transmission of high speed, media rich data over communications lines, is translating to new, exciting forms of on-demand entertainment. As technology and the Internet become integral parts of people's lives worldwide, the Company is poised to leverage next-generation tools to maximize its entertainment offerings.

          The Company's Internet, electronic and wireless transmission will tap into the following robust industry trends predicted by TheStandard.com. By 2005:

          - An outstanding 9 out of 10 Americans will use cellular phones or other wireless devices (up from 40% usage today). Usage is expected to double worldwide to 266 million. - Americans will increase time spent on the Web by 70%.

          - Annual consumer e-commerce spending should jump nearly 500% to $269 billion.

          - Households with broadband will soar from 5 million to 46.7 million.


          6.1   INDUSTRY ENDS MILLENNIUM WITH SOLID GROWTH PATTERN
          --------------------------------------------------------

          The following is a press release from RIAA (Recording Industry Associates of America) in February 2000.


          RECORDING INDUSTRY RELEASES 1999 MANUFACTURERS' SHIPMENTS AND VALUE
          REPORT:

          Washington, February 18, 2000 - Closing in on $15 billion, the market for recorded music, measured by what manufacturers ship to retail and non-retail channels, continued its upward trend in 1999 enjoying moderate growth. According to Recording Industry Association of America, manufacturers saw a 3.2% net unit increase in audio and video product shipped to domestic markets (from 2.12 billion units in '98 to 1.16 billion units in '99). The corresponding dollar value of those shipments at suggested list price increased from 6.3% to $13.7 billion in '98 and to $14.6 billion last year.

          "The nearly 20% growth in list dollars that the industry experienced over the last two years is a clear indication that despite the ever-increasing competition for the consumer's entertainment dollar, music has an intrinsic value that touches Americans - they love their music and they want more," said Hillary Rosen, the RIAA's President and CEO.

          Total album product - full-length LP, CD and cassette shipments - grew 5.6% in 1999, closely resembling SoundScan's 5.9% increase in sales of album product. This similarity between RIAA and SoundScan numbers for the second year (growth in album shipments and albums matched in '98) indicates retailers are weathering consolidations, continuing to control inventory effectively and maintaining an efficient product pipeline between manufacturers and retailers.

          CDs, despite the maturity of this format, in 1999 full-length CD shipments grew nearly 11% over the previous year. On the other hand, while shipments of CD singles remained flat at 56 million units, this was a significant improvement over 1998. Growth within the CD singles format is being driven by CD maxi singles, which increased from $35.7 million in '98 to $65.3 million in '99.

          Full-length CD unit shipments grew 10.8% from 847 million in '98 to 939 million in '99. Full-length CD dollar value grew 12.3% from $11.4 billion in '98 to $12.8 billion in '99.


          6.2 INDUSTRY ENDS MILLENIUM WITH SOLID GROWN PATTERN
          ----------------------------------------------------

          Breaking News
          -------------

          SONY MUSIC JAPAN TO SELL MUSIC OVER THE NET
          By Rob Tuth, IDG News Service/Tokyo Bureau
          August 13, 1999, 01:17

          Sony Music Entertainment (SME) Japan, in its largest endorsement of online music distribution to date, will begin selling music downloads over the Internet by year-end.

          SME, Japan's largest record company and a unit of Sony Corp., will offer its own artists' music for sale from December, according to Yasushi Ide, senior director at Tokyo-based SME. The planned service will offer copy-protected music that can be downloaded to a PC and then copied onto a Mini Disc player, CD-R (CD-recordable) disks or a yet-to-be announced product called the Memory Stick Walkman. The Memory Stick Walkman is a diminutive handheld playback devise based on a Sony flash memory card.

          Ide would not confirm the press report that said SME will charge between 200 yen (US$1.70) and 500 yen for each song downloaded.

          The plan advances the Sony group of companies' gradual push into selling digital music directly over the Internet. In the past six months, Sony has outlined key pieces needed to distribute music over the Internet, including its own antipiracy technology, a deal to use similar technology from Microsoft and hardware for playing back downloaded music.

          The move also adds Sony to the growing list of record labels that are carefully embracing online music sales. The grass roots spread of a file compression format called MP-3 (Moving Picture Experts Group, Audio Layer 3), which makes it easy to download and replay music, has cut into music CD sales and is forcing record labels to seriously investigate online music sales.

          Ide said Sony might use the MP3 format, but he added that since it doesn't have copy protection, "there is a chance we'll use a different format."

          He said that the service will debut with Sony's Memory Stick Walkman.


          7.0  MARKETING
          --------------

          The Company is structuring and implementing a highly efficient marketing program to introduce its new musical talent into the marketplace. Prior to an anticipated assignment by the Company, it will prepare a Master/Demo Recording package of a new artist. The Company will establish a Master/Demo Recording fund of each artist for this purpose. The package will consist of professionally produced and engineered compilations and will be utilized in conjunction with the solicitation, or if deemed appropriate, possible retention of the artist's property rights.

          In no event shall the artist fund be expended to sign any one artist without the consent of the majority of the Board of Directors of the Company. This fund may, however, be increased by a maximum of twenty (20%) percent with the unanimous consent of the Board. The Company intends to adhere to the above-mentioned Master/Demo Recording fund strategy regardless of whether the Company subsequently assigns one or more artists' contracts, in whole or in part. This process as a whole will be facilitated by the efficiencies the Company intends to utilize pertaining to the critical area of the artist recording budgets (acquisition of in-house recording studio, strategic alliance with renowned studio engineer, etc.).

          Likewise, the Company will establish a separate fund for the development of each of its proprietary products in development of recording digital animation, and e-commerce.


          8.0  INTELLECTUAL PROPERTY RIGHTS
          ---------------------------------

          The Company's wholly-owned subsidiaries (see "Product Divisions"), will register each name and product as a trademark in the specific stylized form needed to brand each product through trademark to the Company. The Company believes that such protection is of significant value in identifying the Company's products on CDs, records, tapes, digital animation, and e-commerce and/or other media existing now or in the future. In addition, the Company believes this ability affords it brand name marketing capability within the fields of distribution and merchandising


          8.1  COMPETITION
          ----------------

          The Company believes it has positioned itself to compete successfully within the various genres of the music industry, e-commerce as well as the digital graphic and printing industries. It is cognizant of the competitors in the market place and that many of them have been around longer and have greater assets and a pre existing clientele of successful musicians. The Company believes that it has focused upon a demographic target audience which is experiencing, and will continue to experience substantial growth and that its marketing models are highly effective.

          Nevertheless, the Company's products are marketed and sold to a segment of the entertainment and e-commerce market that is highly competitive. The principle competitive factors affecting the market for the Company's products include product quality, packaging, brand recognition, brand and artist acceptance, and price and distribution capabilities. There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company also competes with a variety of domestic and international producers and distributors, many of whom have substantially greater financial, production, distribution and marketing resources and have achieved a higher level of brand recognition than the Company.

          In the event the Company becomes successful in its marketing, promotion and distribution of products bearing its name, it is likely the Company may experience additional competition in the industry from major corporations, each of which is capable of marketing products designed to compete directly with the same services the Company is building its future on. The Company competes with other producers and distributors not only for market share, brand acceptance and loyalty, but also for display space in retail establishments and, more importantly, for marketing focus by the Company's distributors and retailers, all of which distribute and sell other manufacturers' products. Future competition could result in price reductions, reduced margins and loss of market share, all of which could have a material adverse effect on the Company's business, financial condition and results of operations.




          8.2  COMPETITIVE
          ----------------

          The company has been pursuing alliances with famous acts. The artist formerly known as Prince, included, to keep revenue streams in difficult times in his career. Last year we pursued an alliance with Michael Jackson for re-entry marketing plan. The company's file consists of findings of new and upcoming talent to present to the major recording corporations.

          CREAMY              MYSTIC AND MIRANDA           ION
          REMEDY              WILLAMINA                    LISA LA SHAWN
          ALEX PETRO          MICHAEL WILLIAMS             DAVE WEST



          8.3  COMPANY ARTIST'S HISTORY
          -----------------------------

          The company's artist history should be shown as only a viewpoint. It is the company's belief that it's a combination of a successful and recognized company and the artist to equal an historical story of a plan to entertain the public. Two hours a day of rehearsal makes you a semi professional. Eight hours a day of rehearsal makes you a professional, and twelve hours a day makes you legendary.


          8.4  UP AND COMING ARTISTS
          --------------------------

          TIC TOCK recordings artist has a release out that voted him the best new Raggae artist by Raggae Report International Magazine.

          GEORGE GALT - Writer/Artist/Performer has been successfully writing for syndicated shows for television according to ASCAP. Publishers Society lists as follows: In Living Color, Step by Step, Sweating Bullets, Name your Adventure, Montel Williams, Full House, Dream On, and Sisters.

          THE SINGLES - Pop 60's retro band. This is the group that signed an agreement with MCY.com, a major label site. They were entered in the Grammy awards for the best pop group, best album for the year, and new artist nominee.

          EDWIN RIVERA - Solo Latin act that has worldwide recognition. His music is listened to in five Spanish-speaking countries.

          DANIELLE LOPRESTI - Her vocal performances and recording and writing abilities make her superb. She has been the opening act for the Temptations along with Worthy Davis and has worked with Dr. Due, Paula Abdul, etc. Danielle has written also for movie soundtracks including The Nutty Professor, Eddie Murphy, Ace Ventura II (starring Jim Carey), written and performed with Jamie Foxx. Danielle has also performed in numerous short films.

          DONALD MURRAY - With the help of BMX Entertainment Company, has a licensed agreement with Warner Publishing with Michael Jackson's song "Heartbreak Hotel", with James Brown, licensed samples, test project with artist Nugget.

          FLIPSIDE - Another licensed group through Happy fox Agency with the help of BMX Entertainment Company. Their release is an updated version of a Temptations song. They have had New York City radio interviews for Entry 2 categories in the Grammys.


          TRIPACK - A poetic artist, dancer and performer who has worked with many top Rap acts. Teamed with producer Bernard Edwards II, son of the famous Bernard Edward affiliated with the Nile Rogers group called Chic. They released their first recording project with BMX Entertainment Corporation.

          OTHER ARTISTS:

          TRI-PACK                            YUNOME
          INDA POCKETS                        PROJECT 22
          HARD CORE JOLLIES                   LERES
          DAM SAM                             M&M CREW
          KIM RUIZ                            CHRIS HARTFORD



          9.0  RISK FACTORS
          -----------------

          An investment in the Company is highly speculative and involves a high degree of risk. As a result, any investment offered hereby should be considered only by persons who can afford a loss of their entire investment. This document contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below and elsewhere in this document.

          Attention should be directed to the following risk factors, along with other information contained in this document. The order of presentation of each risk factor is not indicative of the relative importance of such factor. Moreover, the following risk factors are not necessarily exhaustive of the risk factors to be considered in making an investment decision.


          10.1 FORWARD- LOOKING INFORMATION MAY PROVE INNACURATE
          ------------------------------------------------------

          This Document contains forward looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to, management. When used in this Document, words such as "anticipate", "believe", "estimate", "expect", and depending on the context, "will" and similar expressions are intended to identify forward looking statements. Such statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described below. Should one or more of these risk or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements and information.


          10.2  DEPENDENCE ON EXISTING TALENT AND RESOURCE BASE
          -----------------------------------------------------

          The Company's future operating results, particularly in the near term, are significantly dependent on market acceptance of the artists and products selected and recruited by the principals of the Company. Despite the fact that certain of the Company's principals have substantial experience in all facets of the music business, at this time, the Company, as an entity, has commenced only limited operations. There can be no assurance that the Company will be able to successfully and profitably market such talent in the near term or in the future.



          10.3 CONTINGENCIES REGARDING THE DEVEOPMENT OF NEW ARTISTS AND TALENT
          ---------------------------------------------------------------------

          The R&B, rap, and pop genres of the music world, graphics and printing, and e-commerce industries are highly competitive and characterized by changing consumer preferences with a continuous introduction of new artists, products and services. The Company's goal is to maintain and improve the recording artists currently under contract with the Company, introduce new and existing products in the graphics and printing and e-commerce industries and to seek out and recruit additional talent and products that will appeal to various consumer preferences. The Company believes that its future growth will depend, in part, on its ability to anticipate changes in consumer preferences and develop and introduce, in a timely manner, artists and products which adequately address such changes. There can be no assurances that the Company will be successful in recruiting, developing, and marketing such artists on a timely and regular basis. The failure of the Company to successfully introduce such artists or products, or the failure of the retail markets to accept them, would have a materially adverse effect on the Company's ability to operate profitably.


          10.4  ABILITY TO EFFECTIVELY MANAGE GROWTH
          ------------------------------------------

          In order to accommodate anticipated growth and to compete effectively in its markets, the Company will be required to continue to implement and improve on its operations on a timely basis, as well as to expand, train, motivate and manage its production, distribution and promotion forces. Successful implementation of the Company's strategy also requires that the Company recruit additional key employees in corporate management, production, design and sales as the need arises. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's existing and future operations. Any failure to implement and improve such operations could have a material adverse effect on the Company's business, operating results and financial conditions.


          10.5  ABILITY TO EXPAND MARKETS
          -------------------------------

          The Company's growth depends upon its ability to undertake sales in its current markets and to expand sales nationally to additional regions of the country and overseas. There can be no assurances that the Company's efforts to increase and expand sales can be accomplished on a profitable basis. The Company's expansion of its record distribution and promotions to other regions will depend on a number of factors, most notably the timely and successful promotion and sale of its products by the Company and its regional distributors. The inability of the Company to expand sales in a timely manner would have a material adverse effect on the Company's business, operating results and financial condition.


          10.6  TRENDS IN CONSUMER PREFERENCES
          ------------------------------------

          No assurances can be given that consumer demand for the R&B, rap and pop genres of the music industry, graphics and printing, and e-commerce industries such as those products intended to be produced by the Company, will continue in the future or, if such demand does continue, that the Company will be able to satisfy consumer preferences. Changes in consumer spending can affect both the quantity sold and the price of the Company's products and may therefore affect the Company's operating results.

          10.7  WORKING CAPITAL SHORTAGE
          ------------------------------

          The Company has only minimal working capital. The Company anticipates needing additional working capital as its business expands. There can be no assurance that the Company will have sufficient working capital to enable the Company to continue to operate profitably or accomplish the proposed expansion of its business.


          10.8  COMPETITIVE NATURE OF INDUSTRIES
          --------------------------------------

          The Company's products are marketed and sold to a segment of the entertainment market that is highly competitive. The principal competitive factors affecting the market for the Company's products include product quality, packaging, brand recognition, brand and artist acceptance, price an distribution capabilities. There can be no assurance that the Company will be able to compete successfully against current and future competitors based on these and other factors. The Company also competes with a variety of domestic and international producers and distributors (see "Competition"), many of whom have substantially greater financial, production, distribution and marketing resources and have achieved a higher level of brand recognition than the Company.

          In the event that the Company becomes successful in its marketing, promotion and distribution of products bearing its name, it is likely the Company may experience additional competition in the industry from other major corporations, each of which is capable of marketing products designed to compete directly in the R&B, rap and pop segments as well as the graphics and printing and e-commerce industries. The Company competes with other music producers and distributors not only for market share, brand acceptance and loyalty, but also for display space in retail establishments and, more importantly, for marketing focus by the Company's distributors and retailers, all of which distribute and sell other manufacturers products. Future competition could result in price reductions, reduced margins, and loss of market share, all of which could have a material adverse effect on the Company's business, financial condition and results of operations (see "Competition").


          10.9  BROAD DISCRETION IN APPLICATION AND UTILIZATION OF PROCEEDS
          -----------------------------------------------------------------

          Net proceeds from a Company Offering will be applied to general administration and working capital. Accordingly, management will have broad discretion as to the application of such proceeds.


          10.10  DEPENDENCE ON KEY PERSONNEL
          ----------------------------------

          The Company is relying on a small number of key individuals, in particular its CEO, Mr. Mauris Griffin to implement the Company's plans and operations. In addition, the Company intends to enter into an employment agreement with Mr. Griffin, commencing in 2002, providing for a yearly salary to be decided by current management, plus health insurance benefits. Additional key personnel will be required in the near future. There can be no assurance that the Company will be able to attract or retain any such personnel.


          10.11   CONTROL BY EXISTING DIRECTORS AND OFFICERS
          --------------------------------------------------

          Management will have a significant voting influence in connection with the election of the directors of the Company and control of the Company's business and affairs (see "Executive Management:").


          10.12  STATE AND FEDERAL SECURITIES LAWS
          ----------------------------------------

          The Issuer has not been registered under the Securities Act of 1934, as amended (the "Act"). Rather, it is relying upon certain exemption provisions provided by the Act and certain rules and regulations promulgated hereunder.

          It is currently anticipated that reliance will also be made on available exemptions from securities qualifications under applicable state securities laws. The exemptions are based, in part, on the representations and warranties made by each subscriber. If, and to the extent claims or suits for rescission are brought, and successfully concluded for failure to register the Issuer or qualify under applicable exemptions, such events would have a material adverse impact on the Company for which no reserve has been established.


          10.13  LIMITED LIABILITY OF OFFICERS AND DIRECTORS
          --------------------------------------------------

          The Company's Certificate of Incorporation and By-Laws provide that an Officer or Director's liability to the Company for monetary damages may be limited. In addition, the Company is obligated under the By-Laws to indemnify its directors and officers against certain liabilities incurred with respect to their service in such capacities. The Company intends to execute indemnification agreements that will indemnify each Director and Officer against certain liabilities that may be incurred. Each of these measures could reduce the legal remedies available to the Company and the shareholders against such individuals.


          10.14  POSSIBILITY OF ERRORS AND OMISSIONS CLAIMS
          -------------------------------------------------

          The Company does not maintain liability insurance coverage at the present time for products liability covering the materials produced in its recordings. There can be no assurance that the Company will not experience these type of liability claims and costs in the future which will not be fully or substantially insured or that insurance coverage will be available at an acceptable cost. There can be no assurance that an uninsured claim will not have an adverse effect on the Company's business, operations, and prospects. The Company will, however, maintain property damage and liability policies covering its office and production facilities.


          10.15  NEED FOR ADDITIONAL CAPITAL
          ----------------------------------

          The Company's cash requirements have been and will continue to be significant. The Company anticipates being required to seek additional financing and, if it does do, may grant rights and preferences to subsequent investors that are superior to those offered hereunder. There can be no assurance that such additional financing will be available on terms acceptable to the Company or at all.

          10,16  NO INDEPENDENT VALUATION OF ASSETS
          -----------------------------------------

          The Company's assets consist mainly of its intellectual property rights and contracts, which may or may not have been valued for purposes of the Company's financial statements by the Company and without any independent financial appraisal.

          10.17  RELIANCE UPON INDEPEDENT DISTRIBUTORS
          --------------------------------------------

          The success of the Company will be dependent, among other factors, upon its ability to successfully locate recording artists, development in new products including graphics and printing, e-commerce and distributing of products to its targeted markets. In this regard, the Company will rely significantly upon the efforts of Mauris Griffin of BMX Entertainment and the strategic alliances he has established throughout his career. More specifically, the Company's present distribution agreements are of pivotal importance. Although the Company will seek to maintain these and other relationships, as well as explore additional avenues of distribution for its products, no assurances can be given that its present and future distribution network will be able to successfully market the products that are developed by the Company.

          Potential investors should be aware that they may be required to bear the financial risks of an investment in the issuer for an indefinite period of time.

          In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. The issuer has not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary constitutes a criminal offense.

          This document is submitted to you on a confidential basis solely in connection with your consideration in the company. Any distribution of this document to any person other than the named offeree, or to such offeree's advisers, or the divulgence of its contents in whole or in part to any person except such offeree or advisers, is unauthorized. All information contained in this document is as of the date hereof and the Company makes no representation or warranty as to any of such information as of any date subsequent to the date hereof.

          A prospective investor, by accepting delivery of this document, agrees promptly to return to the Company this document and any other documents or information furnished if the prospective investor elects not to invest with the issuer.

          An investment in the issuer involves a speculative investment and a high degree of risk, see "risk factors". The investment offered hereunder should be considered only by persons who can afford the risk of loss of their entire investment.

          Prospective investors are not to construe the contents of this document or any prior or subsequent communications from the Company or any of its officers, employees or representatives as investment or legal advice. This document, as well as the nature of the investment, should be reviewed by each prospective investor and his purchaser representative, if any, his investment advisers and his accountants and legal counsel.

          No literature or advertising in whatever form shall be used except for this document.

          No person, other than the company and persons authorized to act on the company's behalf, is authorized to give any information or make any representation in connection with this investment other than as set forth in this document and if given or made such other information or representation must not be relied upon.

          Each prospective investor and his purchaser representative, if any, shall have the opportunity to ask questions of, and receive answers from, the Company or a person action on behalf of the Company concerning the issuer and any other relevant matters, and to obtain any additional information necessary to verify the accuracy of the information herein set forth, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. Prospective investors and purchaser representatives, if any, are urged to request any additional information they may consider necessary to make an informed investment decision by contacting Mr. Mauris Griffin, BMX Entertainment.

          11.0  COMPENSATION
          ------------------

          No compensation has been paid to the Company's officers. The Company will has entered into a employment agreement with Mauris Griffin, Chief Executive Officer. The Company will enter into a n employment agreement with the other officers in the future. The Board of Directors of the Company are dedicated to the success and goals of the corporation, and therefore, in the discussions regarding receiving compensation, all have agree to receiving a compensation package after the Company has reached a comfortable level of success.

          12.0     CORPORATE INFORMATION
                   ---------------------


          12.1 ADVISORY BOARD
          -------------------

          To better serve shareholders of the Company the Board of Directors have agreed to appoint an Advisory Board to the Company. It is their intent to have experts in the field of music and entertainment sit on this important committee. They bring expertise from specialized fields such as: music production and recording, music publishing, e-commerce technology and other relevant industries that will assist the Company in achieving its Business Plan objectives and its goal for profitability.

          12.2  LITIGATON
          ---------------

          No legal proceedings are pending to which the Company or any of its property is subject. To the knowledge of the Company, there are no such proceedings threatened.

          13.0  NOTES TO FINANCIAL STATEMENTS
          -----------------------------------

          Assumptions related to sales and net revenues:

          Domestic sales are based on an average wholesale selling price of $9.95 of CD and cassette units. Each individual artist with an average 10K units are protected during the initial promotion period and that period will be twelve (12) to fifteen (15) months, with minor ongoing sales thereafter. Compilations are projected at approximately 40K units each when first released with minor ongoing sales.

          13.1 ASSUMPTIONS (FINANCIAL)
          ----------------------------

          Assumptions related to cost of sales includes costs that are directly related to the volume of CD and cassettes. This includes design and packaging costs. Other costs include the copyright fees paid to the publisher/writer of each single, an allowance for all of the above costs that would be incurred fro any returns. Included in cost of sales is the amortization of the costs to produce each CD album.

          Assumptions related to advertising and promotion costs:

          Advertising and promotion costs relate to domestic CD albums sold. The Company considered the video venues where single releases would be promoted and anticipated. The costs needed to promote each single release are based on volumes. Costs were coordinated with sales levels to maximize profitability per CD album, rather than a flat cost per album.

          CD Albums are projected to have 1 - 3 singles released on an average of 2 per CD albums. Music videos are anticipated at an average of 1 (single) per CD album, excluding holiday CD albums and soundtracks since the movie producer creates the sound track video. All single releases receive promotional support for radio stations that report to the company. Not all single releases will achieve hot status. Therefore, the costs to promote on radio stations that report to R&R, Urban AC Contemporary hit radio were coordinated with anticipated sales levels.

          Retail advertising for CD albums was projected at costs based on volumes. The Company also provided for trade advertising based on single releases, costs for downloads, giveaways and other costs based on CD albums released, publicity, overall budgets for dance, inspirational, internet formats, etc. The resultant costs were reviewed along with sales volumes projected, in order to make appropriate adjustments to ensure coordination, including timing by year on anticipated CD album releases; also, for an overall average cost of advertising and promotion per CD albums sold, especially in the costly areas of retail advertising and audio promotion.

          Assumptions related to balance sheet and accrued expenses: Accounts payable represents approximately 4% or one half month on average advertising/promotion costs, plus administrative costs during each year beginning with the second year-end. For the first year-end, approximately 2% of each cost was used with two CD albums.

          Accrued expenses payable beginning with the first year-end represents approximately 25% of copyright fees due for sales occurring during each year, based on industry payment timing. These fees are paid annually.

          14.0  CONCLUSION
          ----------------

          The Company's goal is to build a multimedia entertainment conglomerate that comprises major revenue-generating divisions, including: an interactive, subscription-based portal; digital graphics and printing, original videos, music DVD's and touring. Through rapid and sustained top-line growth, the Company plans to achieve profitability and enhance shareholder value.

          The Company will leverage the expertise of businessman, Mauris Griffin, by directing the Company's multiple growth strategies. Mauris Griffin brings credibility, technological and marketing savvy and strategic affiliations to the Company. Under his guidance, the Company is destined to become a world class international entertainment firm by capitalizing on several, multi-billion-dollar industries, specifically music, entertainment and the Internet.




          BYLAWS OF BMX ENTERTAINMENT CORPORATION

          (a Delaware corporation)


          ARTICLE I
          ------- -

          STOCKHOLDERS

                    1.   CERTIFICATES  REPRESENTING  STOCK.  Certificates
                         ------------ ------------- -------
          representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures of any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

          Whenever the corporation shall be authorized to issue more than one class of stock or more Than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                    The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or issuance of any such new certificate or uncertificated shares.


          2.UNCERTIFICATED SHARES. Subject to any conditions imposed by the
          ---------------- -------
          General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

                    3.  FRACTIONAL SHARE  INTERESTS.  The corporation may, but
                        ---------- ----- -----------
          shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto,
          (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                    4.  STOCK TRANSFERS.  Upon compliance with provisions
                        ----- ----------
          restricting the transfer or registration of transfer of shares of stock if any transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar if any and in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                    5.  RECORD DATE FOR STOCKHOLDERS.  In order that the
                        ------ ---- --- -------------
          corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of the business next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.



          In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                    6.  MEANING OF CERTAIN TERMS.  As used herein in respect
                        ------- -- ------- ------
          of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized numbers of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

          7.     STOCKHOLDERS MEETINGS.
                 ------------ ---------

          - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Directors.

          -PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

          -CALL. Annual meetings and special meetings may be called by the Directors or by any officer instructed by the directors to call the meeting.

          -NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be
           ------ -- ------ -- -------
          given, stating the place, date and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          -STOCKHOLDER LIST. The officer who has the charge of the stock ledger
           ----------- -----
          of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

          -CONDUCT OF MEETING. Meetings of the stockholders shall be presided
           ------- -- --------
          over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairperson of the meeting shall appoint a secretary of the meeting.

          -PROXY REPRESENTATION. Every stockholder may authorize another person
           ----- ---------------
          or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meetings, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

          -INSPECTORS. The Directors, in advance of any meeting, but need not,
           -----------
          appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

          -QUORUM. The holders of a majority of the outstanding shares of stock
           ------
          shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

          -VOTING. Each share of stock shall entitle the holder thereof to one
           ------
          vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and /or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of Directors, and for any other action, voting need not be by ballot.

          8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the
             ----------- ------ ------- ---------
          General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provision of Section 228 of the General Corporation Law.

          ARTICLE II
          ------- --

          DIRECTORS

          1. FUNCTIONS AND DEFINITION. The business and affairs of the
          ------------ --- -----------
          corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of Directors which the corporation would have if there were no vacancies.

            2. QUALIFICATIONS AND NUMBER. A director need not do be a
               -------------- --- -------
          stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be . The number of Directors may be increased or decreased by action of the stockholders or of the Directors.

          4.     MEETINGS.
                 --------

-                -TIME.  Meetings shall be held at such time as the Board shall
                  ----
          fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.


                -PLACE.     Meetings shall be held at such place within or
                 -----
          without the State of Delaware as shall be fixed by the Board.

                -CALL.  No call shall be required for regular meetings for
                 ----
          which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the Directors in office.


                -NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall
                 ------ -- ------ -- ------------ ------
          be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice need not be given to any Director or to any member of a committee of Directors who submits a written waiver of notice signed by such Director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice.

                -QUORUM AND ACTION.  A majority of the whole Board shall
                 ------ --- ------
          constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board or action of disinterested Directors.

               Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or nay such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

               -CHAIRPERSON OF THE MEETING.  The Chairperson of the Board,
                ----------- -- --- -------
          if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board shall preside.

               5.  REMOVAL OF DIRECTORS.  Except as may otherwise be provided
                   ------- -- ---------
          by the General Corporation Law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

               6.  COMMITTEES.  The Board of Directors may designate one or more
                   ----------
          committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law and may authorize the seal of the corporation to be affixed to all papers which may require it.

               7.  WRITTEN ACTION.  Any action required or permitted to be taken
         ------- ------
          at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.




          ARTICLE III
          ------- ---

          OFFICERS

          The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer than the Chairperson or Vice-Chairperson of the Board, if any, need be a Director. Any number of offices may be held by the same person, as the Directors may determine.

          Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the nest annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.


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          All officers of the corporation shall have authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of Directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV
                                   ------- --

                                 CORPORATE SEAL
                                 --------- ----

          The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V
                                    ------- -

                                   FISCAL YEAR
                                   ------ ----






          Attention is directed to Rule 12b-20 [17 CFR 240.12b-20] which states:
          "In addition to the information expressly required to be included in a statement of report, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of circumstances under which they are made, not misleading.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   BMX Entertainment Corporation
                                                                    (Registrant)

          Date: December 15, 2004
                                                  By:             Mauris Griffin
                                                                    (Signature)*
                                                         Chief Executive Officer

          *Name and title of the signing officer under his signature


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